Certain confidential portions of this exhibit, including schedules and exhibits, have been filed separately with the Securities and Exchange Commission (the “SEC”) pursuant to a confidential treatment request filed in accordance with Rule 24b-2 of the Exchange Act and these confidential portions have been omitted from this exhibit. The location of each omitted portion is indicated by a series of four asterisks in brackets (“[****]”).

REVENUE SHARING AND NOTE PURCHASE AGREEMENT

Dated as of FEBRUARY 14, 2014

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1
1.1.	Certain Defined Terms.	1
1.2.	Other Interpretative Provisions.	1

ARTICLE II CLOSING AND TERMS OF THE REVENUE STREAM AND NOTES		2
2.1.	The Revenue Stream.	2
2.2.	The Notes.	3
2.3.	Purchase Price Allocation.	4
2.4.	Taxes.	5
2.5.	Manner and Time of Payment.	5
2.6.	Patent License.	5

ARTICLE III CONDITIONS PRECEDENT		5
3.1.	Conditions to Closing.	5
3.2.	Conditions to Closing.	7
3.3.	Conditions to Subsequent Issuance of Notes.	7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY		8
4.1.	Organization and Business.	8
4.2.	Qualification.	8
4.3.	Operations in Conformity with Law, etc.	8
4.4.	Authorization and Non-Contravention.	8
4.5.	Intellectual Property.	8
4.6.	Material Agreements.	9
4.7.	Margin Regulations.	9
4.8.	Investment Company Act.	9
4.9.	USA PATRIOT Act, FCPA and OFAC.	9
4.10.	No Default.	10
4.11.	Binding Effect.	10
4.12.	Disclosure.	10

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS AND COLLATERAL AGENT		10
5.1.	Authority.	10
5.2.	Binding Effect.	10
5.3.	Investment Intent.	11
5.4.	Experience of the Purchaser.	11
5.5.	Access to Information.	11
5.6.	Reliance on Exemptions.	11

ARTICLE VI COVENANTS		11
6.1.	Taxes and Other Charges.	12
6.2.	Conduct of Business.	12

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6.3.	Maintenance of Existence.	12
6.4.	Compliance with Legal Requirements.	12
6.5.	Notices; Reports.	12
6.6.	Information Rights.	13
6.7.	Indebtedness.	14
6.8.	Liens.	15
6.9.	Management of Patents and Patent Licenses.	15
6.10.	Cash Collateral Account.	16
6.11.	Further Assurances.	17
6.12.	Confidentiality.	17

ARTICLE VII EVENTS OF DEFAULT		18
7.1.	Events of Default.	18
7.2.	Remedies Following an Event of Default.	20
7.3.	Remedies on Account of a Change of Control or Failure to comply with the Business Plan.	21
7.4.	Annulment of Defaults.	21
7.5.	Waivers.	22

ARTICLE VIII COLLATERAL AGENT		23
8.1.	Appointment of Collateral Agent.	22
8.2.	Collateral.	22
8.3.	Collateral Agent’s Resignation.	22
8.4.	Concerning the Collateral Agent.	23

ARTICLE IX GENERAL PROVISIONS		24
9.1.	Expenses.	24
9.2.	Indemnity.	25
9.3.	Notices.	26
9.4.	Amendments, Consents, Waivers, etc.	26
9.5.	No Strict Construction.	27
9.6.	Certain Acknowledgments.	27
9.7.	Venue; Service of Process; Certain Waivers.	27
9.8.	WAIVER OF JURY TRIAL.	27
9.9.	Interpretation; Governing Law; etc.	28
9.10.	Successors and Assigns	28
9.11.	Tax Treatment.	31

APPENDICES, SCHEDULES AND EXHIBITS

Appendix I	Definitions
Schedule 2.1	Revenue Participants
Schedule 2.2	Note Purchasers
Schedule 2.2.1	Third Party Expenses
Schedule 2.5	Wire Transfer Instructions

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Schedule 4.5	Existing Licenses
Schedule 4.6	Material Agreements
Schedule 9.3	Notices
Schedule I(a)	Patents
Exhibit A	Form of Note
Exhibit B	Form of Request for Purchase of Notes and Supporting Certificate
Exhibit C	Form of Acknowledgement of Indebtedness
Exhibit D	Control Agreement
Exhibit E-1	Form of Certificate (Direct Payments)
Exhibit E-2	Form of Certificate (Payments to Cash Collateral Account)
Exhibit F-1	☐ Note Assignment and Acceptance Agreement
Exhibit F-2	Revenue Stream Assignment and Acceptance Agreement
Exhibit G	Patent Assignment Agreement
Exhibit H	Patent License Agreement
Exhibit I	Patent Security Agreement
Exhibit J	Security Agreement

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REVENUE SHARING AND NOTE PURCHASE AGREEMENT

This REVENUE SHARING AND NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of February 14, 2014 by and among Andrea Electronics Corporation, a New York corporation (the “Company”), AND34 Funding LLC as collateral agent (the “Collateral Agent”), each Person listed on Schedule 2.1 hereto (the “Revenue Participants”) and each Person listed on Schedule 2.2 hereto (the “Note Purchasers” and, together with the Revenue Participants, the “Purchasers”).

RECITALS

WHEREAS, the Revenue Participants wish to acquire, and the Company has agreed to grant, an interest in certain of the Company’s future revenues from its patent portfolio subject to payment of the purchase price and other conditions specified herein; and

WHEREAS, the Note Purchasers have agreed to purchase from the Company, and the Company has agreed to issue and sell to the Note Purchasers, up to $4,200,000 (or such greater amount as the Note Purchasers may agree in their sole discretion) in aggregate original principal amount of the Company’s senior secured notes (the “Notes”) in the form of Exhibit A hereto, subject to the terms of this Agreement;

NOW THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
DEFINITIONS

1.1.            Certain Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in Appendix I.

1.2.            Other Interpretative Provisions. Unless otherwise specified, all references to “$”, “cash”, “dollars” or similar references shall mean U.S. dollars, paid in cash or other immediately available funds. The definitions set forth in this Agreement are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to New York, New York time (daylight or standard, as applicable) unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. References in this Agreement to an Appendix, Exhibit, Schedule, Article, Section, clause or subclause refer (A) to the appropriate Appendix, Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Document in which such reference appears. The term “including” is by way of example and not limitation. The word “or” is not exclusive. In

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the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.” The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form. All references to any Person shall be constructed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein). Unless otherwise expressly provided herein, references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

ARTICLE II
CLOSING AND TERMS OF THE REVENUE STREAM AND NOTES

2.1.          The Revenue Stream.

2.1.1.            Purchase of the Revenue Stream. On the Closing Date, subject to the satisfaction of the conditions set forth in Section 3.1, and against the payment of an aggregate purchase price of Three Million Dollars ($3,000,000) allocated as set forth on Schedule 2.1, the Company hereby grants, and the Revenue Participants hereby acquire the Revenue Stream. The rights of the Revenue Participants to the Revenue Stream shall be secured pursuant to the Collateral Documents, junior in priority to the rights of the Note Purchasers. The purchase price for each Revenue Participant as set forth on Schedule 2.1 shall be payable in immediately available funds by wire transfer to the deposit account of the Company as identified in writing by the Company to the Revenue Participants prior to the Closing Date.

2.1.2.            Payments to Revenue Participants. Subject to the prior payment in full of the Notes, the Company shall pay to the Revenue Participants their proportionate share, in accordance with Schedule 2.1, of the Revenue Stream; provided, that the Company shall instruct any payors to deposit Monetization Pre-Adjustment Revenues, other than Monetization Pre-Adjustment Revenues attributable to Direct Pay Revenues, directly into the Cash Collateral Account. Payments by the Company to Revenue Participants shall be made monthly on the tenth Business Day of each month with respect to any Monetization Revenues received in the prior month; provided that, if the Company receives a single payment of Monetization Pre-Adjustment Revenues of $25,000 or more, the Company shall be required to determine the amount, if any, of the Revenue Share resulting from such payment and to make a payment to the Revenue Participants of any Revenue Share within 10 Business Days of receipt of such payment. Except to the extent that the Collateral Agent is enjoined or stayed from distributing any such Monetization Revenues (other than to the extent such enjoinder or stay arises solely from (x) a dispute among the Purchasers or (y) a dispute between any Purchaser and the Collateral Agent), such direct deposit in the Cash Collateral Account by payors shall constitute timely payment by the Company of the applicable Revenue Share associated with such Monetization Revenues. For the avoidance of doubt, prior to the payment in full of the Notes, the Revenue Stream shall be applied by the Company or the Collateral Agent, as the case may be, to the payment of principal and interest on the Notes when due or

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payments owed pursuant to Sections 9.1(ii)-(iv) or 9.2, and shall not be shared with any Revenue Participants as a payment in respect of the Revenue Stream.

2.2.          The Notes.

2.2.1.      Purchase and Sale of the Notes.

2.2.1.1.      On the Closing Date and from time to time thereafter as provided herein and subject to satisfaction of the conditions set forth in Sections 3.1 and 3.2, the Company agrees to issue and sell, and each Note Purchaser agrees to purchase, for an amount equal to the original principal amount thereof and in accordance with the percentages set forth on Schedule 2.2, Notes in an aggregate original principal amount of up to $4,200,000 (or such greater amount as the Note Purchasers may agree in their sole discretion). The purchase price of the Notes allocated in accordance with the percentages set forth Schedule 2.2 shall be payable in immediately available funds by wire transfer to the deposit account of the Company as identified in writing by the Company to the Note Purchasers prior to the Closing Date and each subsequent date of issuance of Notes thereafter. No Note Purchaser shall be responsible for any default by any other Note Purchaser in its obligation to acquire Notes hereunder. The Company may subsequently request, and the Note Purchasers may in their sole discretion agree, to the purchase and sale of additional Notes in excess of such amount.

2.2.1.2.      The Notes to be issued on the Closing Date shall be in an aggregate original principal amount of $200,000. The proceeds of the Notes issued on the Closing Date shall be used to pay the third party expenses set forth on Schedule 2.2.1 and to pay the Company’s transaction expenses.

2.2.1.3.      From time to time following the Closing Date and through the fourth anniversary of the Closing Date (or, upon mutual prior agreement of the Company and the Majority Note Purchasers, through the fifth anniversary of the Closing Date), on not less than 10 Business Days prior written notice, the Company may request that the Note Purchasers acquire, and subject to the conditions set forth in Section 3.3, the Note Purchasers shall acquire, additional Notes in an aggregate original principal amount of up to $4,000,000 (excluding any PIK Interest) (or such greater amount as the Note Purchasers may agree in their sole discretion). The proceeds of the Notes issued following the Closing Date shall be applied solely to the payment of Monetization Expenses (or to reimburse the Company for the payment of Monetization Expenses). The Company may not request additional Notes to be acquired more than one time in any calendar month, and any such requests shall be in a minimum amount of $100,000.

2.2.2.       Interest on the Notes. The unpaid principal amount of the Notes (including any PIK Interest) shall bear interest at a rate equal to LIBOR plus 2% per annum; provided that upon and during the continuance of an Event of Default under

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Section 7.1.1, the interest rate shall increase by an additional 2% per annum. Interest on the Notes shall be paid on the last Business Day of each calendar quarter (the “Interest Payment Date”), starting with the calendar quarter ending March 31, 2014. Such interest may be paid in cash at the option of the Company (and shall be paid in cash to the extent of any unapplied Monetization Revenues) and otherwise shall be paid by increasing the principal amount of the Notes by the amount of such interest, effective as of the applicable Interest Payment Date (“PIK Interest”).

2.2.3.      Payment of the Notes.

2.2.3.1.      Payment at Maturity. The principal of the Notes and all unpaid interest thereon or other amounts owing hereunder shall be paid in full in cash on June 30, 2019 (the “Maturity Date”); provided that the Company may request, and at the sole discretion and option of the Note Purchasers the Note Purchasers may consent, to extend the applicable Maturity Date for up to five one year increments.

2.2.3.2.      Optional Prepayments. The Company may prepay the Notes from time to time in whole or in part, without penalty or premium. Any such prepayment shall include accrued and unpaid interest on the amount prepaid.

2.2.3.3.      Mandatory Prepayments. Upon receipt of any Monetization Revenues, the Company or the Collateral Agent, as the case may be, shall apply 100% of such Monetization Revenues to the payment of accrued and unpaid interest on, and then to repay outstanding principal of, the Notes. Any such principal prepayment shall be applied to the Notes in the order in which the Notes were issued. Except to the extent that the Collateral Agent is enjoined or stayed from distributing any such Monetization Revenues (other than to the extent such enjoinder or stay arises solely from (x) a dispute among the Purchasers or (y) a dispute between any Purchaser and the Collateral Agent), such direct deposit by payors shall constitute timely payment by the Company of such accrued and unpaid interest and the outstanding principal of the Notes in the amount of such direct deposit. Payments by the Company on the Notes pursuant to this Section 2.2.3.3 shall be made monthly on the tenth Business Day of each month with respect to Monetization Revenues received in the prior month; provided that, if the Company receives a single payment of Monetization Pre-Adjustment Revenues of $25,000 or more, the Company shall be required to determine the amount, if any, of the Monetization Revenues resulting from such payment and to make a payment to the Noteholders of such Monetization Revenues within 10 Business Days of receipt of such payment..

2.3.            Purchase Price Allocation. The Company and the Purchasers agree that, for purposes of Sections 305 and 1271 through 1275 of the Code or any other jurisdiction, the purchase price of the Revenue Stream and the purchase price of the Notes shall be as set forth on Schedules 2.1 and 2.2 hereto, and that such purchase prices shall be used by the Company and each Purchaser for all financial and income tax reporting purposes.

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2.4.            Taxes. Any and all payments by the Company with respect to any Notes or the Revenue Stream shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United States or any political subdivision thereof, excluding taxes imposed or based on the recipient Purchaser’s overall net income, and franchise or capital taxes imposed on it in lieu of net income taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being hereinafter referred to as “Taxes”). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Notes to any Purchaser, (i) the sum payable shall be increased as may be reasonably necessary so that after making all required deductions for taxes (including deductions for taxes applicable to additional sums payable under this Section 2.4) such Purchaser receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall remit the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Within 30 days after the date of any payment of such Taxes, the Company shall furnish to the Purchasers the original or certified copy of a receipt evidencing payment thereof.

2.5.            Manner and Time of Payment. All payments to the Note Purchasers or the Revenue Participants (or the Cash Collateral Account, as the case may be) shall be made by wire transfer or other same day funds, without set off, not later than 2:00 p.m. on the day such payment is due, in accordance with the payment instructions set forth on Schedule 2.5.

2.6.            Patent License. Effective as of the Closing Date, the Company shall grant to the Collateral Agent, for the benefit of the Secured Parties, a non-exclusive, royalty free, license (including the right to grant sublicenses) with respect to the Patents, which shall be evidenced by, and reflected in, the Patent License Agreement. The Collateral Agent and the Secured Parties agree that the Collateral Agent shall only use such license following either a Change of Control or an Event of Default arising on account of the Company’s failure to comply with Section 6.2; provided, that no sub license granted by the Collateral Agent pursuant to the Patent License Agreement shall be revocable by the Company, including on the basis that such Change of Control or Event of Default has been cured.

ARTICLE III
CONDITIONS PRECEDENT

3.1.            Conditions to Closing. The obligation of each Revenue Participant to purchase its respective pro rata share of the Revenue Stream and the obligation of each Note Purchaser to purchase its respective pro rata share of the Notes on the Closing Date is subject to the satisfaction of the conditions set forth in this Section 3.1:

3.1.1.     Deliveries. The Company shall have delivered to each Purchaser and the Collateral Agent fully executed (where applicable) copies of the following:

3.1.1.1.      this Agreement;

3.1.1.2.      the Notes;

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3.1.1.3.      the Security Agreement;

3.1.1.4.      the Patent License Agreement;

3.1.1.5.      the Patent Security Agreement;

3.1.1.6.      the Patent Assignment Agreement;

3.1.1.7.      (i) a copy of the certificate or articles of incorporation or other constitutive document, including all amendments thereto, of the Company, certified as of a recent date by the Secretary of State of the state of its organization and a certificate as to the good standing of the Company as of a recent date, from such Secretary of State (or, in each case, a comparable governmental official, if available); (ii) a certificate of the Secretary or Assistant Secretary of the Company dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of the Documents, and that such resolutions and consents have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Company have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other Document on behalf of the Company; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above;

3.1.1.8.      an opinion of counsel for the Company addressed to the Collateral Agent and each other party hereto in customary form and otherwise in form and substance reasonably satisfactory to the Collateral Agent;

3.1.1.9.      an officer’s certificate from an Authorized Officer of the Company certifying that the condition set forth in Section 3.1.2 has been satisfied;

3.1.1.10.  all documentation and other information about the Company requested by the Revenue Participants or the Note Purchasers or the Collateral Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

3.1.1.11.  the Company shall have duly approved and adopted the Business Plan (as defined in Section 6.2).

3.1.2.    Representations and Warranties; No Default. The representations and warranties contained in this Agreement and the other Documents shall be true and correct

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in all material respects, and there shall exist no Default or Event of Default, including after giving effect to the transactions contemplated herein.

3.2.         Conditions to Closing. The obligation of the Company to grant the respective pro rata share of the Revenue Stream to the Revenue Participants and to issue and sell to each Note Purchaser its respective pro rata share of the Notes on the Closing Date is subject to the satisfaction of the conditions set forth in this Section 3.2:

3.2.1.    Deliveries. The Purchasers and the Collateral Agent shall have delivered to the Company fully executed (where applicable) copies of the following:

3.2.1.1.      this Agreement;

3.2.1.2.      the Notes;

3.2.1.3.      the Patent License Agreement;

3.2.1.4.      the Security Agreement; and

3.2.1.5.      the Patent Security Agreement.

3.3.        Conditions to Subsequent Issuance of Notes. The obligation of each Note Purchaser to acquire its respective share of the Notes following the Closing Date is subject to the satisfaction of the following conditions and to be confirmed by delivery of an officer’s certificate in the form attached hereto as Exhibit B or by other means acceptable to the Note Purchasers:

3.3.1.       Notice. The Company shall provide not less than 10 Business Days prior written notice pursuant to Section 2.2.1.3.

3.3.2.       Representations and Warranties; No Default. As of the date of the issuance of such Notes, the representations and warranties of the Company contained in this Agreement or any other Document shall be true and correct in all material respects on and as of such date and there shall exist no Default or Event of Default;

3.3.3.       Principal Amount. The issuance of such Notes shall not cause the aggregate original principal amount of Notes, excluding any PIK Interest, (whether issued on the Closing Date or thereafter) to exceed $4,200,000 (or such greater amount as the Purchasers may agree in their sole discretion); and

3.3.4.       Use of Proceeds. Except for Pre-Approved Monetization Expenses, the Company shall have provided evidence reasonably satisfactory to the Note Purchasers that the proceeds of such Notes shall be applied to the payment of Monetization Expenses (or to reimburse the Company for the payment of Monetization Expenses).

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Revenue Participants to purchase the Revenue Stream and the Note Purchasers to purchase the Notes, the Company hereby represents and warrants to the Revenue Participants as of the Closing Date, and to the Note Purchasers as of the Closing Date and as of the date of each issuance of Notes:

4.1.            Organization and Business. The Company is (a) a duly organized and validly existing corporation or limited liability company, (b) in good standing under the laws of the jurisdiction of its incorporation or organization, and (c) has the power and authority, corporate or otherwise, necessary (i) to enter into and perform this Agreement and the Documents to which it is a party, and (ii) to carry on the business now conducted or proposed to be conducted by it.

4.2.            Qualification. The Company is duly and legally qualified to do business as a foreign corporation or limited liability company and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted.

4.3.            Operations in Conformity with Law, etc. The operations of the Company as now conducted or proposed to be conducted are not in violation in any material respect of, nor is the Company in default in any material respect under, any Legal Requirement.

4.4.            Authorization and Non-Contravention. The Company has taken all corporate, limited liability or other action required to execute, deliver and perform this Agreement and each other Document. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. This Agreement and each other Document does not (i) contravene the terms of any of the Company’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any Contractual Obligation of the Company or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company is subject or (iii) violate any Legal Requirement.

4.5.            Intellectual Property. As of the Closing Date, subject solely to the licensing agreements set forth on Schedule 4.5 (the “Existing Licenses”) (true and complete copies of which have been delivered to the Purchasers), the Company is the entire, valid, sole and exclusive beneficial and record owner of all right, title and interest to all of the Patents with good and marketable title free and clear of any and all Liens, charges and encumbrances, including, without limitation, that other than the Existing Licenses, there are no pledges, assignments, licenses, springing licenses, options, non-assertion agreements, earn-outs, monetization agreements, profit and revenue sharing arrangements, derivative interests, fee and recovery splitting agreements, registered user agreements, shop rights and covenants by the Company not to sue third persons, and the Company has the power to bring and sustain action and recover for past, present and future infringement without having to join any other third party and that no

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provision of any Existing License will materially restrict the ability of the Company to pursue Monetization Activities against any [****]. The Company is listed as record owner of all of the Patents and the recordings in the United States Patent and Trademark Office do not reflect any defects in chain-of-title or unreleased liens. All of the Patents are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and none of the Patents are at this time the subject to any challenge to their validity or enforceability. To the knowledge of the Company, the Patents are valid and enforceable. The Company has no notice of any lawsuits, actions or opposition, cancellation, revocation, re-examination or reissue proceedings commenced or threatened with reference to any of the Patents. Schedule 4.5 further correctly states (rounded to the nearest ten thousand dollar) the total revenues associated with each Existing License for the 12 months ending September 30, 2013.

4.6.            Material Agreements. Schedule 4.6 sets forth each Existing License, each agreement relating to the purchase or other acquisition of any Patent and any other material agreement relating to any Patent. Each such agreement is in full force and effect for the benefit of the Company and to the knowledge of the Company there are no material defaults under any such agreement.

4.7.            Margin Regulations. The Company is not engaged, nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and the Notes will not be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

4.8.            Investment Company Act. The Company is not, and is not required to be, registered as an “investment company” under the Investment Company Act of 1940.

4.9.            USA PATRIOT Act, FCPA and OFAC.

 4.9.1.            To the extent applicable, the Company is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA Patriot Act.

 4.9.2.            No part of the proceeds of the Notes or the purchase price for the Revenue Stream will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

 4.9.3.            None of the Company nor, to the knowledge of the Company, any director, officer, agent, employee or controlled Affiliate of the Company, is currently the subject of any U.S. sanctions program administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company

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will not directly or indirectly use the proceeds of the Notes or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently the subject of any U.S. sanctions program administered by OFAC, except to the extent licensed or otherwise approved by OFAC.

4.10.        No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or the grant or perfection of Liens on the Collateral. The Company is not in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

4.11.        Binding Effect. This Agreement and each other Document constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.12.        Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of the Company (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Purchaser or the Collateral Agent in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Company represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS AND
COLLATERAL AGENT

Each Purchaser, for itself and for no other Purchaser, and the Collateral Agent hereby represents and warrants to the Company as of the Closing Date and as of the date of each issuance of Notes:

5.1.            Authority. The Purchaser and the Collateral Agent, as the case may be, has the power and authority, corporate or otherwise, necessary to enter into and perform this Agreement and the Documents to which it is a party.

5.2.            Binding Effect. This Agreement and each other Document constitute the legal, valid and binding obligations of the Purchaser and the Collateral Agent, enforceable against the Purchaser or the Collateral Agent as the case may be in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

5.3.            Investment Intent. The Purchaser understands that the Note is a “restricted security” and has not been registered under the Securities Act or any applicable state securities law and is acquiring the Note as principal for its own account and not with a view to or for distributing or reselling the Note or any part thereof in violation of the Securities Act or any applicable state securities laws. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of the Note (or any securities which are derivatives thereof) to or through any person or entity.

5.4.            Experience of the Purchaser. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment. The Purchaser understands that its investment in the Note involves a significant degree of risk.

5.5.             Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Note and the merits and risks of investing in the Note; (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Note.

5.6.            Reliance on Exemptions. The Purchaser understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire its Note.

ARTICLE VI
COVENANTS

Except with respect to Sections 6.5.2.1, 6.6, 6.8 and 6.10, which shall terminate on the date on which the Company has fully complied with Section 6.2 with respect to any [****] and all Monetization Revenues owed to the Company as a result of such full compliance have been paid in full, in each case established to the reasonable satisfaction of the Majority Purchasers, the covenants in this Article VI shall cease to apply on the first date following the tenth anniversary of the Closing Date provided that no Default or Event of Default has occurred and is continuing.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

6.1.            Taxes and Other Charges. The Company shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; provided, further, that the Company shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

6.2.            Conduct of Business. The Company shall undertake its best efforts to diligently pursue the monetization of the Patents pursuant to the business plan executed by the Company and the Purchasers dated as of February 14, 2014 (such business plan, including as such business plan is subsequently modified in writing with the consent of the Majority Purchasers, the “Business Plan”); provided that (i) no Event of Default shall arise under this Section 6.2 on account of a failure by the Company to comply with paragraph 1 of the Business Plan unless and until (x) the Collateral Agent (acting at the direction of the Majority Purchasers) has provided at least 30 days’ prior written notice to the Company specifying the action or inaction by the Company giving rise to such Event of Default and a proposed reasonable remedy to such Event of Default, and (y) the Company has failed to so remedy such Event of Default within such period; and (ii) the Company’s obligation to so use its best efforts to diligently pursue the monetization of the Patents shall be subject to and limited by the funding of Monetization Expenses using proceeds of the Notes.

6.3.            Maintenance of Existence. The Company shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business.

6.4.            Compliance with Legal Requirements. The Company shall comply in all material respects with all valid Legal Requirements applicable to it, except where compliance therewith shall at the time be contested in good faith by appropriate proceedings.

6.5.            Notices; Reports.

 6.5.1.     Certain Notices. The Company shall, promptly following their having notice or knowledge thereof, furnish to each of the Note Purchasers and Revenue Participants such information as they may reasonably request concerning the Company’s Monetization Activities and Monetization Revenues, including without limitation the following:

6.5.1.1.      any dispute, litigation, investigation, suspension or any administrative or arbitration proceeding by or against the Company for an amount in excess of $500,000 or affecting the Company’s ownership rights with respect to the Patents; and

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

6.5.1.2.      promptly upon acquiring knowledge thereof, the existence of any Default or Event of Default, specifying the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

Each notice pursuant to this Section shall be accompanied by a statement by an Authorized Officer of the Company, on behalf of the Company, setting forth details of the occurrence referred to therein, and stating what action the Company or other Person proposes to take with respect thereto and at what time. Each notice under Section 6.5.1.2 shall describe with particularity any and all clauses or provisions of this Agreement or other Document that have been breached or violated.

6.5.2.     Certain Reports. The Company shall cause to be furnished to each of the Note Purchasers and the Revenue Participants the following:

6.5.2.1.      no later than the 15th day of every month, a report calculating in detail its Monetization Revenues and Monetization Expenses based on vendor invoices then received by Andrea, in each case in form and substance reasonably satisfactory to the Majority Purchasers;

6.5.2.2.      no later than the date on which payments of Direct Pay Revenues are required to be paid, a certificate in the form of Exhibit E-1 accounting for such Direct Pay Revenues and the allocation thereof, in detail and with supporting documentation, reasonably satisfactory to the Majority Purchasers;

6.5.2.3.      copies of any demand, cease and desist or other similar letter and copies of any material filing in any litigation or arbitration relating to the Patents by or against the Company that is not subject to an “attorneys’ eyes only” or other protective order, as soon as reasonably practical after receipt thereof or, in the case of any material letter sent or material filing made by the Company, which is not subject to an “attorneys’ eyes only” or other protective order, as early as practical prior to the date such letter is to be sent or such filing is to be made;

6.5.2.4.      promptly (and in any event within 10 Business Days) after execution thereof, copies of all judgments, settlement agreements or licenses with respect to the Patents; and

6.5.2.5.      promptly (and in any event within 10 Business Days), such additional business, financial, corporate affairs and other information as the Majority Purchasers may from time to time reasonably request.

Subject to the preservation of any privilege, the Company shall authorize and direct any legal counsel or consultant engaged by it to discuss the status of the Company’s Monetization Activities with the Purchasers and the Collateral Agent.

6.6.           Information Rights. Upon 10 Business Days prior request of the Majority Purchasers, the Company shall permit any Purchaser and any Purchaser’s duly authorized

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

representatives and agents to visit and inspect any of its property, corporate books, and financial records related to the Patents, to examine and make copies of its books of accounts and other financial records related to the Patents, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its managers, officers, employees and independent public accountants (and by this provision the Company hereby authorizes such accountants to discuss with the Purchasers the finances and affairs of the Company so long as (i) an officer or manager of the Company has been afforded a reasonable opportunity to be present for such discussion and (ii) such accountants shall be bound by standard confidentiality obligations), in each case related to the Patents; provided that so long as no Event of Default has occurred and is continuing, such rights shall be exercised no more than one time per year. In addition, upon request of the Majority Purchasers from time to time, the Company shall provide the Purchasers with a status update of any material development in any litigations or any administrative or arbitration proceeding related to the Patents. All costs and expenses incurred by the Purchasers and their duly authorized representatives and agents in connection with the exercise of the Purchasers’ rights pursuant to this Section 6.6 shall be paid by the Purchasers, provided, however, if the inspection or examination reveals any material discrepancies with respect to the Monetization Revenues, then all costs and expenses incurred by Purchasers and their duly authorized representatives and agents in connection with the exercise of the Purchasers’ rights pursuant to this Section 6.6 shall be paid by the Company.

6.7.           Indebtedness. The Company shall not create, incur, assume or otherwise become or remain liable with respect to any Indebtedness that is secured by the Patents or any rights related thereto. The Company shall not incur any other Indebtedness prior to June 30, 2019, except for:

6.7.1.            Indebtedness in respect of the Obligations;

6.7.2.            unsecured trade payables that are not evidenced by a promissory note and are incurred in the Ordinary Course of Business; and

6.7.3.            additional Indebtedness, provided that the holder of such Indebtedness acknowledges in writing the rights of the Purchasers hereunder and under the Documents in the form of attached hereto as Exhibit C, and either (I) if the Indebtedness is to be incurred prior to the [****] anniversary of the Closing Date and either (x) the outstanding balance on the Notes, excluding any PIK Interest, is greater than [****] or (y) the Purchasers have not received at least [****] of payments in respect of the Revenue Stream hereunder, the Company shall have obtained the prior written consent of the Majority Purchasers to such additional Indebtedness; or (II) if (i) the Indebtedness is to be incurred on or following the [****] anniversary of the Closing Date but prior to the [****] or (ii) the Indebtedness is to be incurred prior to the [****] anniversary of the Closing Date but the outstanding balance of the Notes is less than [****] and the Purchasers have received at least [****] of repayments in respect of the Notes and Revenue Stream hereunder, the Company has first provided the Purchasers with a right of first refusal to provide such Indebtedness as follows: (a) the Company has provided the Purchasers with at least twenty (20) days prior written notice of the incurrence of such Indebtedness, which notice shall contain the material terms and conditions of such

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Indebtedness, the identity of the proposed holder of such Indebtedness and the intended date of the incurrence of such Indebtedness, (b) the Company has offered the Purchasers the opportunity to lend or purchase such Indebtedness on the terms and conditions set forth in such notice during the fifteen (15) day period after the Purchasers’ actual receipt of such notice and (c) the Majority Purchasers have declined in writing to lend or purchase such Indebtedness on such terms and conditions or the fifteen (15) days waiting period has expired.

6.8.           Liens. The Company shall not create, incur, assume or suffer to exist any Lien upon any Patent other than the following (“Permitted Liens”):

6.8.1.            Liens securing the Obligations, and

6.8.2.            the Existing Licenses and other non-exclusive licenses that are entered into pursuant to the Company’s Monetization Activities and otherwise in compliance with this Agreement.

6.9.           Management of Patents and Patent Licenses.

6.9.1.            Dispositions. The Company shall not make any Disposition of any Patents other than (i) entering into settlement agreements or non-exclusive licensing arrangements with respect to the Patents in pursuit of the Business Plan, (ii) sales of the Company’s proprietary hardware and software products in the ordinary course of business provided, for the avoidance of doubt, that no such arrangements shall permit the use of any Patents other than as required for the sale of such products; and (iii) the entry into exclusive license agreements or sales of Patents with the written consent of the Majority Purchasers. The Company may sell or exclusively license any Patents without the consent of the Majority Purchasers if (w) the potential purchaser or licensee first initiated the discussion of the potential sale or license with the Company, (x) the Company first provides the Purchasers with at least twenty (20) days prior notice of such Disposition, which notice shall contain the material terms and conditions (including price and form of consideration) of such Disposition, the identity of the proposed purchaser or licensee of such Patents and the intended date of the Disposition, (y) the Company has offered the Purchasers the opportunity to purchase such Patents or enter into such license on the terms and conditions set forth in such notice during the fifteen (15) day period after the Purchasers’ actual receipt of such notice and (z) the Majority Purchasers have declined in writing to purchase such Patents or enter into such license on the terms and conditions set forth in such notice or the fifteen (15) days waiting period has expired. For the avoidance of doubt, proceeds of any Disposition shall constitute Monetization Revenues (after giving effect to any Permitted Adjustments). To the extent that any license, sale or other Disposition is directly, or indirectly, including through sublicense or subsequent change of control, with a [****], in whole or in part, such Disposition shall constitute an arrangement with a [****] in calculating Monetization Revenues from such Disposition. The Company shall include in any Disposition (other than outright sales of Patents) a prohibition against any sublicenses, and a provision that terminates any such arrangement upon a Change of Control.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

6.9.2.            Preservation of Patents. Subject to Section 6.9.1, (a) the Company shall, at its own expense, take all reasonable steps to pursue the registration and maintenance of each Patent and shall take all reasonably necessary steps to preserve and protect each Patent and (b) the Company shall not do or permit any act or knowingly omit to do any act whereby any of the Patents may lapse, be terminated, or become invalid or unenforceable or placed in the public domain. At its option, the Collateral Agent or the Majority Purchasers may, at the Company’s expense, take all reasonable steps to pursue the registration and maintenance of each Patent and take all reasonably necessary steps to preserve and protect each Patent and the Company hereby grants the Collateral Agent a power-of-attorney to take all steps in the Company’s name in furtherance of the foregoing; provided that the foregoing shall not be interpreted as excusing the Company from the performance of, or imposing any obligation on the Collateral Agent or the Majority Purchasers to cure or perform any obligation of the Company; provided further that the Collateral Agent shall give the Company prompt written notice following any action taken by the Collateral Agent under this Section 6.9.2, and shall endeavor to the advance written notice where feasible.

6.9.3.            Entry into Agreements. Neither the Company nor any Affiliate of the Company shall enter into any contract or other agreement with respect to the Patents that contains confidentiality provisions prohibiting or otherwise restricting the Company or such Affiliate from disclosing the existence and content of such contract or other agreement to the Note Purchasers and their counsel.

6.10.     Cash Collateral Account. Within 30 days following the Closing Date, the Company shall open a depository account (the “Cash Collateral Account”) with U.S. Bank, N.A., which Cash Collateral Account shall be subject to a control agreement, substantially in the form of Exhibit D (and with such other changes as may be approved by the Collateral Agent and the Company), between the Company, U.S. Bank, N.A. and the Collateral Agent. The Company shall cause all Monetization Pre-Adjustment Revenues to be deposited into such Cash Collateral Account, excluding Direct Pay Revenues and including an amount equal to any required addition pursuant to clause (y) of the definition of Monetization Revenues, and the Company hereby authorizes the Majority Purchasers to inform any payor of Monetization Pre-Adjustment Revenues (other than Direct Pay Revenues) of the Company’s obligation to direct all Monetization Pre-Adjustment Revenues to the Cash Collateral Account as required hereunder. On each deposit of Monetization Pre-Adjustment Revenues to the Cash Collateral Account, the Company shall deliver an officer’s certificate in the form of Exhibit E-2 to the Majority Purchasers detailing the source and nature of such Monetization Pre-Adjustment Revenues and setting forth the Company’s calculation of any Permitted Adjustments to such Monetization Pre-Adjustment Revenues, in each case in form and substance and with supporting documentation, in each case, reasonably satisfactory to the Majority Purchasers, and the required application of the resulting Monetization Revenues after giving effect to such Permitted Adjustments. On a monthly basis on and after the Closing Date, but no later than the 15th day of each month, the Collateral Agent shall deliver to the Company a written statement (each a “Collateral Agent Statement”) with reasonable detail showing (i) the amounts applied by the Collateral Agent in the Cash Collateral Account for the prior month to the payment of the Notes or, after the payment in full of the Notes, the payments made to Revenue Participants and the Company in

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

respect of the Monetization Pre-Adjustment Revenues, and (ii) any other withdrawals, transfers, payments from such Cash Collateral Account. The Cash Collateral Account shall be under the sole control of the Collateral Agent and the Company may not have withdrawal rights with respect to, or otherwise control of, the Cash Collateral Account; provided that the Collateral Agent shall make withdrawals from the Cash Collateral Account on no less than weekly basis and apply such amounts in the following order or priority which shall be in accordance with the relevant officer’s certificate (provided the allocations and amounts are not in dispute; provided further that if the Collateral Agent disputes any allocations or amounts in the officer’s certificate, the Collateral Agent shall so promptly notify the Company with reasonable details relative to such dispute) (x) prepay the Notes pursuant to Section 2.2.3.3, (y) pay any amounts owed to the Collateral Agent or the Purchasers pursuant to Sections 9.1(ii)-(iv) or 9.2, (z) pay the Revenue Participants their proportionate share of the Revenue Stream pursuant to Section 2.1.2; provided further that the balance in the Collateral Account following such application shall be distributed to the Company. Notwithstanding the foregoing, if at any time any amounts that do not constitute Monetization Pre-Adjustment Revenues are deposited to the Cash Collateral Account, promptly (and in any event within ten (10) Business Days) after demand by the Company made to Collateral Agent, which demand shall be accompanied by an officer’s certificate of the Company certifying that the specified amount to be returned does not constitute Monetization Pre-Adjustment Revenues, the Collateral Agent shall remit such funds to the Company. Except to the extent that the Collateral Agent is enjoined or stayed from distributing any Monetization Revenues (other than to the extent such enjoinder or stay arises solely from (x) a dispute among the Purchasers or (y) a dispute between any Purchaser and the Collateral Agent), the Company shall not be responsible for obligations under this Agreement with respect to any payment or distribution of Monetization Revenues once deposited in the Cash Collateral Account. The Company shall have complete access to account statements from the depositary bank concerning the Cash Collateral Account.

6.11.        Further Assurances. Upon the reasonable request of the Majority Purchasers or the Collateral Agent, the Company shall (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Collateral Agent or Majority Purchasers may reasonably request from time to time in order to carry out the purposes of the Documents.

6.12.        Confidentiality. Each party hereto will hold, and will cause its respective Affiliates and its and their respective directors, officers, employees, agents, members, investors, auditors, attorneys, financial advisors, other consultants and advisors and assignees to hold, in strict confidence, unless disclosure to a regulatory authority is necessary in connection with any necessary regulatory approval, examination or inspection or unless disclosure is required by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by or on behalf of such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a non-

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

confidential basis or becomes available to such party on a non-confidential basis, (2) publicly available through no fault of such party or (3) later lawfully acquired from other sources by such party), and neither party hereto shall release or disclose such Information to any other person, except on a confidential basis to its officers, directors, employees, agents, members, investors, Affiliates, auditors, attorneys, financial advisors, other consultants and advisors and except in connection with any proposed assignment or participation of the rights of a Purchaser under this Agreement made in accordance with Section 9.10.3, provided such prospective assignee or participant has agreed to be bound by the confidentiality provisions consistent with those set forth herein.

ARTICLE VII
EVENTS OF DEFAULT

7.1.           Events of Default. Each of the following events is referred to as an “Event of Default”:

7.1.1.            Payment. The Company shall fail to make any payment due hereunder within 3 Business Days of when such payment is due and payable.

7.1.2.            Other Covenants. The Company shall (x) fail to perform or observe any of the covenants or agreements contained in Section 6.2, Section 6.6 and Section 6.10 or (y) fail to perform or observe any of the covenants or agreements in Article VI or elsewhere in this Agreement or in any other Document (other than those covenants or agreements specified in clause (x) above) such failure continues for thirty days after the earlier of (i) written notice to the Company by the Collateral Agent or any Purchaser of such failure or (ii) knowledge of the Company of such failure; provided, that no such cure period shall apply to breaches of any of Sections 6.7 through Section 6.9 or to Section 6.11 that either are intentional by the Company or where, in the reasonable judgment of the Majority Purchasers, a material delay in the exercise of remedies or the taking of curative action is reasonably likely to result in material harm to the value of the Patents or the success of the monetization efforts.

7.1.3.            Representations and Warranties. Any representation or warranty of or with respect to the Company, pursuant to or in connection with any Document, or in any financial statement, report, notice, mortgage, assignment or certificate delivered by the Company so representing to the other parties hereto in connection herewith or therewith, shall be false in any material respect on the date as of which it was made provided such failure continues for thirty days after the earlier of (i) written notice to the Company by the Collateral Agent or any Purchaser of such failure or (ii) knowledge of the Company of such failure.

7.1.4.            Cross Default. Prior to the Maturity Date, any event of default, after giving effect to any applicable grace or cure period, with respect to any Indebtedness in excess of [****] of the Company that is on account of a default in any payment under such Indebtedness shall occur and be continuing if such event of default continues for

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

thirty days after the earlier of (i) written notice to the Company by the Collateral Agent or any Purchaser of such failure or (ii) knowledge of the Company of such event of default.

7.1.5.    Liquidation; etc. The Company shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

7.1.6.    [Reserved].

7.1.7.    Judgments. A final judgment (a) which, with other outstanding final judgments against the Company, exceeds an aggregate of [****] shall be rendered against the Company or (b) which grants injunctive relief that results, or creates a material risk of resulting, in a Material Adverse Effect and in either case if (i) within 30 days after entry thereof (or such longer period permitted under the terms of such judgment), such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 30 days after the expiration of any such stay, such judgment shall not have been discharged.

7.1.8.     Bankruptcy, etc. The Company shall:

7.1.8.1.      commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

7.1.8.2.      (i) have filed against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been dismissed within 60 days after the date on which such petition is filed or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

7.1.8.3.      seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

7.1.8.4.      have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

7.1.8.5.      make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

7.1.9.            Collateral. Any material provision of any Document shall for any reason cease to be valid and binding on or enforceable against the Company or the Company shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than the failure of the Collateral Agent or the Note Purchasers to take any action within its control) cease to be a perfected and first priority security interest subject only to Permitted Liens and such failure shall continue for thirty days after the earlier of (i) written notice to the Company by the Collateral Agent or any Purchaser of such failure or (ii) knowledge of the Company of such failure.

7.2.           Remedies Following an Event of Default. If any one or more Events of Default shall occur and be continuing, then in each and every such case:

7.2.1.            Specific Performance; Exercise of Rights. The Majority Purchasers (or the Collateral Agent, acting at the direction of the Majority Purchasers) may proceed to protect and enforce such party’s rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in any Document, or in aid of the exercise of any power granted in any Document, including directing the Company to take any action requested by the Majority Purchasers (or the Collateral Agent, acting at the direction of the Majority Purchasers) in any Monetization Activity regarding the Patents;

7.2.2.            Acceleration. The Majority Note Purchaser may, by notice in writing to the Company, declare the remaining unpaid amount of the then-outstanding Notes, together with accrued and unpaid interest thereon, to be immediately due and payable; provided that if a Bankruptcy Event of Default pursuant to Section 7.1.8 shall have occurred, such amounts shall automatically become immediately due and payable;

7.2.3.            Standstill. Upon notice in writing from the Majority Purchasers, the Company shall not enter into any new pledges, assignments, licenses, springing licenses, options, non-assertion agreements, earn-outs, monetization agreements, profit and revenue sharing arrangements, derivative interests, fee and recovery splitting agreements, registered user agreements, shop rights and covenants by the Company not to sue third persons with respect to any of the Patents; and

7.2.4.            Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, each party’s rights hereunder and under the other Documents shall be cumulative;

provided that, effective upon the Majority Purchasers (or the Collateral Agent, acting at the direction of the Majority Purchasers) enforcing any such rights or remedies under this Agreement or any other Document, or under applicable law, the Purchasers and the Collateral Agent shall (1) grant, and do hereby grant, to the Company a perpetual non-exclusive, royalty-free, world-wide license (with the right to sublicense to third parties

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under the Existing Licenses and the sale of proprietary products and any other licenses entered into in compliance with this Agreement) to the Patents, which license shall be non-revocable by any third party transferee or any other person or entity that acquires rights in the Patents (by foreclosure or otherwise) at any time following such exercise of rights or remedies, and (2) require as a condition to the effectiveness of any such transfer or assignment (by foreclosure or otherwise) of the Patents or rights in the Patents, that the applicable transferee or assignee acknowledge and agree to the non-revocable grant to the Company of the perpetual license of the type described in the immediately preceding clause (1), which acknowledgement and agreement by such transferee or assignee shall be made in a writing, signed by a duly authorized officer of such transferee or assignee, made to and for the express benefit of the Company, and the original of which shall be delivered by the Purchasers or the Collateral Agent to the Company promptly following any such transfer or assignment.

7.3.            Remedies on Account of a Change of Control or Failure to comply with the Business Plan. In the event of an Event of Default arising from the Company’s failure to fully comply with Section 6.2 or upon a Change of Control, (x) the Collateral Agent may exercise its rights under the Patent License Agreement and (y) the Collateral Agent (acting at the direction of the Majority Purchasers) shall have the right to date and complete the Patent Assignment Agreement that shall assign the Patents to a special purpose entity controlled solely by the Majority Purchasers which shall thereafter have the right to receive directly from any payor any and all Monetization Pre-Adjustment Revenues, subject to a perpetual, non-exclusive, worldwide, royalty-free license back to the Company that permits the Company to use the Patents to sell its products and to comply with its existing contractual obligations under Existing Licenses and other arrangements entered into subsequent to the Closing Date in compliance with this Agreement, provided that as a condition to the effectiveness of any such assignment of the Patents or rights in the Patents, Purchasers and Collateral Agent shall cause such special purpose entity acknowledge and agree to the non-revocable grant to the Company of the perpetual license of the type described above in this sentence, which acknowledgement and agreement by such special purpose entity shall be made in a writing, signed by a duly authorized officer of such special purpose entity, made to and for the express benefit of the Company, and the original of which shall be delivered by the Purchasers or the Collateral Agent to the Company promptly following any such assignment. In such event, the Company’s sole right and interest in such special purpose vehicle shall be to receive distributions of any remaining portion of any Monetization Pre-Adjustment Revenues (after payment of expenses of the Collateral Agent and the Purchasers pursuant to this Agreement, and any expenses for the establishment, maintenance or operation of such vehicle, including expenses in pursuing Monetization Activities) net of the mandatory prepayment of the Notes pursuant to Section 2.2.3.3, which shall be distributed by the special purpose vehicle to the Note Purchasers, and net of the Revenue Stream, which shall be distributed by the special purpose vehicle to the Revenue Participants. For the avoidance of doubt, the Collateral Agent shall not have the right to date and complete the Patent Assignment Agreement until such time as an Event of Default arising from the Company’s failure to fully comply with Section 6.2 or a Change of Control has occurred.

7.4.            Annulment of Defaults. Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of this Agreement until the

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earlier of (x) Majority Purchasers shall have waived such Event of Default in writing, (y) the Company shall have cured such Event of Default to the Majority Purchasers’ reasonable satisfaction or the Company or such Event of Default otherwise ceases to exist, or (z) the Collateral Agent and the Purchasers or Majority Purchasers (as required by Section 9.4.1) have entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the parties hereto shall prevent the occurrence of, or effect a waiver with respect to, any subsequent Event of Default or impair any rights of the parties hereto upon the occurrence thereof.

7.5.           Waivers. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, the Company waives:

7.5.1.            all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement), protests, notices of protest and notices of dishonor;

7.5.2.            any requirement of diligence or promptness on the part of the Purchasers in the enforcement of its rights under this Agreement;

7.5.3.            any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

7.5.4.            any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement or with respect to the Obligations.

ARTICLE VIII
COLLATERAL AGENT

8.1.           Appointment of Collateral Agent. Each of the Purchasers hereby appoints AND34 Funding LLC as Collateral Agent to act for them as collateral agent, to hold any pledged collateral and any other collateral perfected by perfection or control for the benefit of the Purchasers; provided that the rights of the Note Purchasers to direct the Collateral Agent and to receive proceeds of Collateral shall be prior to, and controlling of, any rights of the Revenue Participants. Without limiting the foregoing, the Collateral Agent shall take direction from the Majority Purchasers and shall distribute any proceeds of Collateral (net of its own expenses) to the Note Purchasers to apply to the payment of the Notes prior to distributing any proceeds to the Revenue Participants.

8.2.           Collateral. The Collateral Agent shall act at the instruction of the Majority Purchasers with respect to providing any vote, consent or taking other action with respect to the Collateral.

8.3.           Collateral Agent’s Resignation. The Collateral Agent may resign at any time by giving at least 30 days’ prior written notice of its intention to do so to each of the other parties hereto and upon the appointment by the Majority Purchasers of a successor Collateral Agent. If

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no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Collateral Agent’s giving of such notice of resignation, then the retiring Collateral Agent may appoint a successor Collateral Agent, with the consent of the Majority Purchasers. Upon the appointment of a new Collateral Agent hereunder, the term “Collateral Agent” shall for all purposes of this Agreement thereafter mean such successor. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, or the removal hereunder of any successor Collateral Agent, the provisions of this Agreement shall continue to inure to the benefit of such retiring or removed Collateral Agent as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

8.4.           Concerning the Collateral Agent.

8.4.1.            Standard of Conduct, etc. The Collateral Agent and its officers, directors, employees and agents shall be under no liability to any of the Purchasers or to any future holder of any interest in the Obligations for any action or failure to act taken or suffered in the absence of gross negligence and willful misconduct, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in the absence of gross negligence and willful misconduct.

8.4.2.            No Implied Duties, etc. The Collateral Agent shall have and may exercise such powers as are specifically delegated to the Collateral Agent under this Agreement together with all other powers incidental thereto. The Collateral Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement except for action specifically provided for in this Agreement to be taken by the Collateral Agent.

8.4.3.            Validity, etc. The Collateral Agent shall not be responsible to any other party or any future holder of any interest in the Obligations (a) for the legality, validity, enforceability or effectiveness of any Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with any Document, (c) for the existence or value of any assets included in any security for the Obligations, (d) for the effectiveness of any Lien purported to be included in the security for the Obligations, or (e) for the perfection of the security interests for the Obligations.

8.4.4.            Compliance. The Collateral Agent shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Document.

8.4.5.            Employment of Agents and Counsel. The Collateral Agent may execute any of its duties as Collateral Agent under this Agreement or the other Documents by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the parties hereto for the default or misconduct of any such employees, agents or attorneys-in-fact selected by the Collateral Agent acting in the absence of gross negligence and willful misconduct. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

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8.4.6.            Reliance on Documents and Counsel. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Collateral Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon an opinion or the advice of counsel selected by the Collateral Agent.

8.4.7.            Collateral Agent’s Reimbursement. The Purchasers agree to indemnify the Collateral Agent for any losses arising from its appointment as the Collateral Agent or from the performance of its duties hereunder and to reimburse the Collateral Agent for any reasonable expenses; provided, however, that the Collateral Agent shall not be indemnified or reimbursed for liabilities or expenses to the extent resulting from its own gross negligence or willful misconduct.

8.4.8.            Assumption of Collateral Agent’s Rights. Notwithstanding anything herein to the contrary, if at any time no Person constitutes the Collateral Agent hereunder or the Collateral Agent fails to act upon written directions from the parties hereto, the Majority Purchasers shall be entitled to exercise any power, right or privilege granted to the Collateral Agent and in so acting the Majority Purchasers shall have the same rights, privileges, indemnities and protections provided to the Collateral Agent hereunder.

ARTICLE IX
GENERAL PROVISIONS

9.1.           Expenses. The Company agrees to promptly pay in full (i) subject to the availability and limited to the proceeds of the Notes, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of a single external counsel and of any local counsel in any relevant jurisdiction) incurred, by the Collateral Agent or the Purchasers in connection with the preparation, negotiation, execution and delivery of the proposal letter and the Documents, including the Purchasers’ due diligence and credit approval process in connection with the financing; provided that the aggregate reimbursable expenses under this clause (i) shall not exceed [****], (ii) all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of a counsel to the Company) incurred by the Purchasers pursuant to Section 6.9.2 or otherwise expressly payable by the Company under this Agreement, which expenses shall not exceed [****] in the aggregate over and above the expenses of [****], (iii) following an Event of Default, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of a counsel to the Company) incurred by the Collateral Agent or the Purchasers in enforcing any obligations hereunder or under any other Document on account of such Default or in collecting any payments due hereunder, including broker’s fees and other third party professional fees and expenses and (iv) all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of a single external counsel and any local counsel in any relevant jurisdiction) incurred by the Collateral Agent or the Purchasers in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the

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nature of a workout, or any insolvency or bankruptcy proceedings. Any such costs and expenses invoiced prior to a Closing Date shall be paid on such Closing Date. Any other costs and expenses shall be paid within thirty (30) days of the submission of an invoice to the Company therefor, provided that the Collateral Agent’s application of the proceeds of the Monetization Revenues towards such expenses pursuant to Section 6.10 shall be deemed to be timely payment thereof if the Collateral Agent receives sufficient Monetization Revenues within such 30 day period. Any amounts not timely paid shall bear interest, payable in cash, at a rate of [****]. The provisions of this Section 9.1 shall survive the repayment in full of the Notes and the termination of this Agreement.

9.2.            Indemnity. In addition to the payment of expenses pursuant to Section 9.1, whether or not the transactions contemplated hereby shall be consummated, the Company (as “Indemnitor”) agrees to indemnify, pay and hold the Collateral Agent and the Purchasers, and the officers, directors, partners, managers, members, employees, agents, and Affiliates of the Collateral Agent and the Purchasers (collectively, the “Indemnitees”) harmless from and against any and all other liabilities, costs, expenses, obligations, losses (other than lost profit), damages, penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees) in connection with any investigative, administrative or judicial proceeding commenced or threatened (excluding claims among Indemnitees) by any person who is not a Purchaser or an Affiliate thereof or the Collateral Agent or an Affiliate thereof, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement and the Notes (the “Indemnified Liabilities”); provided that the Indemnitor shall not have any obligation to an Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises from the gross negligence or willful misconduct of that Indemnitee or any of its officers, directors, partners, managers, members, employees, agents and/or Affiliates. Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided that any failure to give such notice shall not affect the obligations of the Indemnitor. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided that the Indemnitor will not settle any such claim without (i) the appropriate Indemnitee’s prior written consent, which consent shall not be unreasonably withheld or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim and without any admission as to culpability or fault of such Indemnitee) so long as in any such event, the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee, there are one or more material defenses available to the Indemnitee which are not available to the Indemnitor; provided further, that with respect to any claim as to which the Indemnitee is controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 9.2 that is effected without its prior written consent, which

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consent shall not be unreasonably withheld. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 9.2 may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. Notwithstanding anything to the contrary in this Agreement, no party shall be liable to the other party or any third party for any indirect, incidental, exemplary, special, punitive or consequential damages (including with respect to lost revenue, lost profits or savings or business interruption) of any kind or nature whatsoever suffered by the other party or any third party howsoever caused and regardless of the form or cause of action, even if such damages are foreseeable or such party has been advised of the possibility of such damages. The provisions of this Section 9.2 shall survive the repayment in full of the Notes and the termination of this Agreement.

9.3.          Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered via facsimile, email (in each case, followed promptly by delivery from a nationally recognized overnight courier) or a nationally recognized overnight courier. Such notices, demands and other communications will be delivered or sent to the address indicated on Schedule 9.3 or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any such communication shall be deemed to have been received when actually delivered or refused.

9.4.          Amendments, Consents, Waivers, etc.

9.4.1.            Amendments. No amendment, modification, termination or waiver of any provision of this Agreement shall in any event be effective without the written consent of each of the Company, the Collateral Agent and the Majority Purchasers; provided that the consent of each affected Purchaser shall be required for any amendment that (i) waives or reduces any amounts owed to it under this Agreement or extends the date for payment of any amount hereunder, (ii) releases the Company or (iii) releases all or any material portion of the Collateral, except in connection with any Disposition of Patents to the extent permitted under Section 6.9.1. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.4.1 shall be binding upon the holders of the Obligations at the time outstanding and each future holder thereof.

9.4.2.            Course of Dealing; No Implied Waivers. No course of dealing between the Purchasers and the Company shall operate as a waiver of any Purchaser’s rights under this Agreement or with respect to the Obligations. In particular, no delay or omission on the part of any Purchaser in exercising any right under this Agreement or with respect to the Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

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9.5.          No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

9.6.          Certain Acknowledgments. Each of the Company and the Purchasers acknowledges that:

9.6.1.            it has been advised by counsel in the negotiation, execution and delivery of this Agreement; and

9.6.2.            no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Company and the Purchasers.

9.7.          Venue; Service of Process; Certain Waivers. The Company and Purchaser:

9.7.1.            irrevocably submit to the exclusive jurisdiction of any New York state court or federal court sitting in New York, New York, and any court having jurisdiction over appeals of matters heard in such courts, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof or thereof;

9.7.2.            waive to the extent not prohibited by applicable law that cannot be waived, and agree not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that they are not subject personally to the jurisdiction of such court, that their property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such court;

9.7.3.            consent to service of process in any such proceeding in any manner at the time permitted under the applicable laws of the State of New York and agree that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 9.3 is reasonably calculated to give actual notice; and

9.7.4.            waive to the extent not prohibited by applicable law that cannot be waived any right to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

9.8.          WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH COMPANY AND EACH PURCHASER WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONDUCT OF THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN

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CONTRACT, TORT OR OTHERWISE. The Company acknowledges that it has been informed by the Purchasers that the foregoing sentence constitutes a material inducement upon which the Purchasers have relied and will rely in entering into this Agreement. Any of the Company or Purchasers may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Company and Purchasers to the waiver of their rights to trial by jury.

9.9.         Interpretation; Governing Law; etc. All covenants, agreements, representations and warranties made in this Agreement or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Purchaser, notwithstanding any investigation made by such Purchaser, and shall survive the execution and delivery to the Purchasers hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement, and any issue, claim or proceeding arising out of or relating to this Agreement or the Documents or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of New York.

9.10.      Successors and Assigns

9.10.1.        The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by Sections 9.10.2 and 9.10.3.

9.10.2.        The Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Majority Purchasers. Subject to Section 9.10.4 below, any Note Purchaser may sell, assign, participate or transfer all or any part of their rights under this Agreement to an Eligible Assignee (as defined below) with the written consent of the Company (not to be unreasonably withheld, delayed or conditioned); provided that (x) the consent of the Company shall not be required (a) in the case of any sale, assignment, participation or transfer to any person that is not a direct competitor of the Company (as reasonably determined by the Majority Purchasers), (b) in the case of any sale, assignment, participation or transfer to any Affiliate of a Purchaser that is an Eligible Assignee and (c) if an Event of Default has occurred and is continuing; (y) such Note Purchaser and the assignee of such Note Purchaser shall have delivered an executed Assignment and Acceptance Agreement substantially in the form attached hereto as Exhibit F-1 to the Company and each other Purchaser; and (z) other than during an Event of Default, no Note Purchaser may sell, assign, participate or transfer all or any part of their rights under this Agreement without the prior written consent of the Company if, as a result of such sale, assignment,

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participation or transfer, the resulting Note Purchasers constituting the Majority Note Purchasers would at any time be greater in number than one Note Purchaser except that all Affiliates of the original Note Purchaser shall be treated as if they were one entity for purposes of this clause (z) and there is a single point of contact representing the original Note Purchaser and all such Affiliates for purposes of this Agreement. In the case of any sale, assignment, transfer or negotiation of all or part of the rights of a Note Purchaser under this Agreement that is authorized under this Section 9.10.2, the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Note Purchaser hereunder. The Note Purchasers agree to provide to the Company prompt written notice of any sales, assignments or transfers permitted hereunder, including the name and address of the transferee(s). “Eligible Assignee” means any commercial bank, insurance company, finance company, financial institution, fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act (subject to such consents, if any, as may be required above under this Section 9.10.2)).

9.10.3.        The Company shall maintain at its principal office, or the principal office of its counsel, a register (the “Register”) in which the Company shall keep a record of the Notes made by each Purchaser, payments to each Purchaser and any transfer of the rights of an Purchaser; provided that the Company shall have no obligation to update the register to reflect any sales, assignments or transfers made by the Purchasers in the event that the Purchasers fail to give the Company written notice as required under Section 9.10.3. The requirement that the ownership and transfer of the rights of the Purchasers under this Agreement shall be reflected in the Register is intended to ensure that the Notes qualify as an obligation issued in “registered form” as that term is used in Sections 163(f), 871(h), and 881(c) of the Code and shall be interpreted accordingly and, notwithstanding anything to the contrary in this Agreement.

9.10.4.        Any Revenue Participant may sell, assign, participate or transfer all or any part of their rights under this Agreement to an Eligible Assignee with the written consent of the Company (not to be unreasonably withheld, delayed or conditioned); provided that (x) the consent of the Company shall not be required (a) in the case of any sale, assignment, participation or transfer to any person that is not a direct competitor of the Company (as reasonably determined by the Majority Revenue Participant), (b) in the case of any sale, assignment, participation or transfer to any Affiliate of a Revenue Participant that is an Eligible Assignee and (c) if an Event of Default has occurred and is continuing; (y) such Revenue Participant and the assignee of such Revenue Participant shall have delivered an executed Assignment and Acceptance Agreement substantially in the form attached hereto as Exhibit F-2 to the Company and each other Purchaser; and (z) other than during an Event of Default, no Revenue Participant may sell, assign, participate or transfer all or any part of their rights under this Agreement without the prior written consent of the Company if, as a result of such sale, assignment, participation or transfer, the resulting Revenue Participants constituting the Majority Revenue Participants would at any time be greater in number than one Revenue Participant except that all Affiliates of the original Revenue Participant shall be treated as if they were one entity for purposes of this clause (z) and there is a single point of contact representing the

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original Revenue Participant and all such Affiliates for purposes of this Agreement. In the case of any sale, assignment, transfer or negotiation of all or part of the rights of a Revenue Participant under this Agreement that is authorized under this Section 9.10.4, the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Revenue Participant hereunder. The Revenue Participants agree to provide to the Company prompt written notice of any sales, assignments or transfers permitted hereunder, including the name and address of the transferee(s).

9.11.       Tax Treatment.

9.11.1.       The Company and each Revenue Participant intend that, solely for federal, state and local income tax purposes and for no other purpose, the relationship between the Revenue Participants and the Company that is created by this Agreement with respect to the Revenue Stream shall be treated as creating a partnership with respect to the Revenue Stream (the “Tax Partnership”), with the Revenue Participants and the Company being treated as partners of such partnership; it being understood for avoidance of doubt that the relationship between the Company and the Note Purchasers by this Agreement with respect to the Notes shall be a debtor-creditor relationship for all purposes, including for all federal, state and local income tax purposes.

9.11.2.        The Company and each Revenue Participant hereby agree that for purposes of determining the Company’s and each Revenue Participant’s distributive share of income, gain, loss and deduction of the Tax Partnership:

   9.11.2.1.  The Tax Partnership shall maintain capital accounts for each of the Company and the Revenue Participants consistent with the rules of Treasury Regulations Section 1.704-1(b); it being understood that under no circumstances shall any such rule override the economic relationship between the parties as to their respective shares of the Monetization Revenues set forth in this Agreement;

   9.11.2.2.  The Company shall be deemed to contribute to the Tax Partnership the right to generate revenue through the [****] (the “Patent Rights”), which such right the parties agree had a fair market value of [****] as of the date of contribution;

   9.11.2.3.  The Revenue Participants shall be deemed to contribute to the Tax Partnership the purchase price for the Revenue Stream;

   9.11.2.4.  The Tax Partnership shall allocate items of income, gain, loss and deduction to the Company and the Revenue Participants in a manner that causes the capital accounts of the parties to be equal to the amounts payable pursuant to this agreement if the Tax Partnership sold the Patent Rights and any other non-cash assets for an amount equal to the book value of the Patent Rights and any other non-cash assets (as determined pursuant to Treasury Regulations Section 1.704-1(b)) and distributed the proceeds and any other cash pursuant to

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this Agreement; it being understood that any losses attributable to Monetization Expenses shall be allocated to the Revenue Participants until the aggregate capital accounts of the Revenue Participants shall have been reduced to [****].

   9.11.3.        The Company and each Revenue Participant shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with any treatment described in this Section 9.11.  The Company shall be the tax matters partner of the Tax Partnership.

   9.11.4.        The Company and each of the Revenue Participants will cooperate to provide each other with any information reasonably requested by any of them in connection with the preparation or filing of any return, declaration, report, election, information return or other statement or form filed or required to be filed with any governmental authority relating to Taxes (a “Tax Return”) for any of them or for or relating to the partnership described in the first sentence of this Section 9.11. The Company shall be responsible for preparing and filing any Tax Return for or relating to such partnership, and the out-of-pocket costs incurred in connection with the preparation and filing of any Tax Return for or relating to the Tax Partnership shall be treated as an expense of the Tax Partnership.

   9.11.5.        For the avoidance of doubt, no fiduciary relationship is intended to be created by this Agreement between the Company and any Revenue Participant.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

Revenue Participants:

AND34 FUNDING LLC

_____/s/ Constantine M. Dakolias_______________
By: Constantine M. Dakolias
Title: President

Note Purchasers:

AND34 FUNDING LLC

_____/s/ Constantine M. Dakolias_______________
By: Constantine M. Dakolias
Title: President

Collateral Agent:

AND34 FUNDING LLC

_____/s/ Constantine M. Dakolias_______________
By: Constantine M. Dakolias
Title: President

Company:

ANDREA ELECTRONICS CORPORATION

_____/s/ Douglas J. Andrea_______________
By: Douglas J. Andrea
Title: President, Chief Executive Officer and Corporate Secretary

Agreement Signature Page

APPENDIX I

DEFINITIONS

“Affiliate” means with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, and shall include (a) any officer or director or general partner of such specified Person, (b) any other Person of which such specified Person or any Affiliate (as defined in clause (a) above) of such specified Person shall, directly or indirectly, beneficially own either (i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests, (c) any other Person directly or indirectly controlling such specified Person through a management agreement, voting agreement or other contract and (d) with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor; provided that neither the Collateral Agent or any Purchaser (or any Affiliate thereof) shall be deemed an Affiliate of the Company on account of the amounts owed to it under the Agreement or the relationship created thereby.

“Applicable Percentage” means:

(a)    until the Revenue Participants have received $3,000,000 in the aggregate in respect of the Revenue Stream, 100%;

(b)    thereafter, until such time that the Revenue Participants have received [****] in the aggregate in respect of the Revenue Stream, [****];

(c)    thereafter, until such time that the Revenue Participants have received [****] in the aggregate in respect of the Revenue Stream, [****];

(d)    thereafter, 20%.

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief restructuring officer, chief financial officer, president, treasurer, comptroller or executive vice president of such Person.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Default” means an Event of Default referred to in Section 7.1.8.

[****] means the Persons (or Affiliates of such Persons) identified in the [****] as the [****], and, in each case, their successors and assigns.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

“Capitalized Lease” means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

“Capitalized Lease Obligations” means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

“Change of Control” means any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person and its subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 of the Securities Exchange Act of 1934), directly or indirectly, of equity interests representing more than thirty percent (30%) of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Company.

“Closing Date” means February 14, 2014.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Documents” means the Security Agreement, the Patent Security Agreement, the deposit account control agreement referred to in Section 6.10, any financing statement (or amendment thereto) naming the Company as debtor and the Collateral Agent as secured party, and all other instruments, documents, agreements and certificates delivered by the Company to the Purchasers or the Collateral Agent pursuant to these agreements.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Capital Stock or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Default” means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

“Direct Pay Revenues” means Monetization Revenues arising from [****] or from arrangements of the type described in clauses [****] through [****] of the definition of “Permitted Adjustments.”

“Disposition” means the sale, transfer, license, profit and revenue sharing arrangements, derivative interests, lease or other disposition (including any sale or issuance of equity interests in the Company or any subsidiary of the Company) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, whether in a single transaction or a series of related transactions. “Dispose” shall have the correlative meaning.

“Documents” means this Agreement, the Collateral Documents and all other instruments, documents, agreements and certificates delivered by the Company to the Purchasers or the Collateral Agent pursuant to this Agreement.

“GAAP” means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee” means, with respect to any specified Person:

(a)    any guarantee by such Person of the payment or performance of, or any contingent obligation by such Person in respect of, any Indebtedness or other obligation of any primary obligor;

(b)    any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of such Person, including any binding “comfort letter” or “keep well agreement” written by such Person, to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

(c)    any liability of such Person, as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

(d)    any liability of such Person as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

(e)    any liability of such Person with respect to the tax liability of others as a member of a group (other than a group consisting solely of such Person and its Subsidiaries) that is consolidated for tax purposes; and

(f)    reimbursement obligations, whether contingent or matured, of such Person with respect to letters of credit, bankers acceptances, surety bonds and other financial guarantees;

in each case whether or not any of the foregoing are reflected on the balance sheet of such Person or in a footnote thereto; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the Ordinary Course of Business.

“Indebtedness” means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified as indebtedness upon a balance sheet of the Company, but in any event including (without duplication):

(a)    indebtedness for borrowed money;

(b)    indebtedness evidenced by notes, debentures or similar instruments;

(c)    Capitalized Lease Obligations and Synthetic Lease Obligations;

(d)    the deferred purchase price of assets, services or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable on customary terms in the Ordinary Course of Business), and any long-term contractual obligations for the payment of money, but not including contingent fees payable to counsel;

(e)    mandatory redemption, repurchase or dividend rights on Capital Stock (or other equity), including provisions that require the exchange of such Capital Stock (or other equity) for Indebtedness from the issuer;

(f)    reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds and other financial guarantees (without duplication of other Indebtedness supported or guaranteed thereby);

(g)    unfunded pension liabilities;

(h)    liabilities secured by any Lien (other than Liens securing the Obligations) existing on property owned or acquired by the Company, whether or not the liability secured thereby shall have been assumed; and

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

(i)    all Guarantees in respect of Indebtedness of others and reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties (or become contractually committed to do so).

“Legal Requirement” means, with respect to any specified Person, any present or future requirement imposed upon such Person and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America or any state or political subdivision thereof, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction where the such Person or any of its Subsidiaries owns property or conducts its business, or any political subdivision of any of the foregoing.

“LIBOR” means the greater of (x) 1.00% per annum or (y) the London interbank offered rate administered by the British Bankers Association (or any other Person that takes over the administration of such rate for Dollars) for a twelve (12) month period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Majority Note Purchaser from time to time in its reasonable discretion (the “Eurodollar Screen Rate”), such to be annually established as of each January 2.

“Lien” means with respect to any specified Person:

(a)    any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of such Person, whether now owned or hereafter acquired, or upon the income or profits therefrom (excluding in any event a financing statement filed by a lessor under an operating lease not intended to be a secured financing), but shall not include: (i) liens for any tax, assessment or other governmental charge not yet due or that are being contested in good faith by appropriate proceeding, (ii) materialmen’s and mechanics’ liens or other like Liens, arising in the Ordinary Course of Business for amounts not yet due or that are being contested in good faith; and (iii) liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts or leases, incurred in the Ordinary Course of Business;

(b)    the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease and a Synthetic Lease);

(c)    the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of such Person, with or without recourse;

(d)    in the case of securities, any purchase option, call or similar purchase right of a third party;

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

(e)    the existence for a period of more than 120 consecutive days of any Indebtedness against such Person which if unpaid would by law or upon a Bankruptcy Default be given priority over general creditors.

“Majority Note Purchasers” means the Note Purchasers that hold more than 50% of the aggregate outstanding Notes.

“Majority Purchasers” means the Majority Revenue Participant and, if any of the Notes are outstanding, the Majority Note Purchaser.

“Majority Revenue Participant” means the Revenue Participant representing more than 50% of such participation right.

“Margin Stock” means “margin stock” within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means, with respect to the Company, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse effect on the business, assets, financial condition, income or prospects of the Company.

“Monetization Activities” means any activities necessary or desirable to generate revenue from intellectual property anywhere in the world by means of [****].

“Monetization Expenses” means expenses incurred or to be incurred by the Company that are consistent with the Business Plan, as determined by the Majority Note Purchaser in good faith (such determination not to be unreasonably withheld or delayed).

“Monetization Pre-Adjustment Revenues” means Monetization Revenues prior to giving effect to the adjustments reflected in clause (z) of the definition thereof.

“Monetization Revenues” means the sum of (x) amounts that the Company receives in cash or an amount equal to the fair market value of any in-kind payment the Company receives (i) from third parties in respect of the Patents; (ii) on account of any sale of products using the Patents; (iii) the development to order of any software or other products using the Patents, including royalty payments, license fees, settlement payments, judgments or other similar payments in respect of the Patents; and (iv) the purchase price or other amounts received in connection the sale of hardware, software or other products or services with respect to the Patents, in each case as and when actually received by the Company (including any and all such amounts actually received by any attorneys, agents or other representatives of the Company), plus (y) any tax refund, credit, offset, deduction or other benefit received by the Company on account of any tax previously deducted in the calculation of Monetization Revenues under clause (i) of the definition of “Permitted Adjustments” minus (z) Permitted Adjustments. Except as specifically set forth in the definition of “Permitted Adjustments”, Monetization Revenues shall be calculated prior to giving effect to any expenses incurred by the Company in the collection of any Monetization Revenues, including, without limitation, prior to giving effect to any

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

contingent or other fees owed to any attorneys, consultants or other professionals in the monetization of any of the Company’s rights with respect to any Patents. For the avoidance of doubt, Monetization Revenues shall not include amounts received from products, sales, revenues, or Dispositions not covered by the Patents.

“Obligations” means any and all obligations of the Company under this Agreement or any other Document.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Document.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Patent Assignment Agreement” means the Patent Assignment Agreement attached hereto as Exhibit G.

“Patent License Agreement” means the Patent License Agreement attached hereto as Exhibit H.

“Patent Security Agreement” means the Patent Security Agreement substantially in the form of Exhibit I hereto.

“Patents” means the letters Patent set forth on Schedule I(a), whether registered in the United States or any other jurisdiction, all registrations and recordings thereof, including all re-examination certificates and all utility models, including registrations, recordings and pending applications, and all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein.

“Permitted Adjustments” means:

(i)	withholding taxes on the applicable revenues required to be paid to foreign governments (as demonstrated to the reasonable satisfaction of the Majority Purchasers) to the extent actually paid, until such time as the Company receives any tax refund, credit, offset, deduction or other benefit related thereto;

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

(ii)	following payment in full of Notes and the Revenue Participants having received, $3,000,000, Monetization Expenses incurred by the Company that have not been funded with the proceeds of the Notes;

(iii)	revenues arising from the [****] with [****] (including any amendments which either (x) do not expand the scope of the license or (y) provide for the sale of hardware products currently produced by the Company or future products on a similar digital signal processing platform as referenced in the [****], and related software products which amendments, in either case, do not expand the [****] rights to sublicense other than solely as required to permit direct sales by [****] to end users of such products);

(iv)	revenues arising from the [****] with [****] and [****] (in each case, as in effect on the Closing Date) in an aggregate amount not to exceed [****] per annum;

(v)	to the extent that the Company enters into an agreement to manufacture and sell any new physical hardware products covered by the Patents (excluding, for the sake of clarity, any software products) to a [****], the sum of (x) without duplication of amounts previously excluded from Monetization Revenues, the Company’s [****] (calculated in accordance with GAAP) including any reasonable [****] and any [****] calculated on a time and materials basis and (y) [****] of the [****] from such arrangement (calculating after deducting amounts set forth in clause (x)); provided that this clause (v) shall not apply with respect to any arrangement or agreement with any [****] unless the projected amounts payable to the Revenue Participants with respect to such arrangement during the [****] years following the commencement of such arrangement exceeds the MPRSA (as defined in the Business Plan), unless otherwise agreed to by the Purchasers;

(vi)	to the extent that the Company enters into an agreement to manufacture and sell any new physical hardware products covered by the Patents (excluding, for the sake of clarity, any software products) to a Person that is not a [****], the sum of (x) without duplication of amounts previously excluded from Monetization Revenues, the Company’s [****] (calculated in accordance with GAAP) including any reasonable [****] and any [****] calculated on a time and materials basis and (y) [****] of the [****] from such arrangement (calculating after deducting amounts set forth in clause (x)). For avoidance of doubt, for purposes of clauses (v) and (vi) hereof, new physical hardware products do not include any physical hardware products the Company sells as of the Closing Date including any nonmaterial modifications thereof;

(vii)	to the extent that the Company enters into an agreement to sell any made-to specification software covered by the Patents to a Person that is a [****], the sum of (x) without duplication of amounts previously excluded from Monetization Revenues, the Company’s [****] (calculated as the actual expense thereof and otherwise in accordance with GAAP) including any reasonable [****], any [****] calculated on a time and materials basis and (y) [****] of the [****] from such arrangement (calculating after deducting amounts set forth in clause (x));and

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

(viii)	to the extent that the Company enters into a license arrangement or enters into an agreement to sell any made-to-specification software covered by the Patents to a Person that is not a [****], the sum of (x) without duplication of amounts previously excluded from Monetization Revenues, the Company’s [****] (calculated as the actual expense thereof and otherwise in accordance with GAAP) including any reasonable [****], any [****] calculated on a time and materials basis and (y) [****] of the [****] from such arrangement (calculating after deducting amounts set forth in clause (x)).

“Person” means any entity, whether of natural or legal constitution, including any present or future individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization, government or any agency or political subdivision thereof.

“Pre-Approved Monetization Expenses” means Monetization Expenses that are set forth in the Business Plan or otherwise pre-approved in writing by the Majority Note Purchasers.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP.

“Revenue Stream” means the Applicable Percentage of the Monetization Revenues.

“Secured Parties” means, collectively, the Collateral Agent and the Purchasers.

“Security Agreement” means a Security Agreement substantially in the form of Exhibit J hereto.

“Synthetic Lease” means a lease that is treated as an operating lease under GAAP and as a loan or other financing for federal income tax purposes.

“Synthetic Lease Obligations” means the aggregate amount of future rental payments under all Synthetic Leases, discounted as if such Synthetic Leases were Capitalized Leases.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.1

Revenue Participants

Purchaser	Instrument	Percentage of Revenue Share held
AND34 Funding LLC	Revenue Stream	100%

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.2

Note Purchasers

Purchaser	Instrument	Percentage of Notes held
AND34 Funding LLC	Notes	100%

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.2.1

Third Party Expenses

Third party expenses of [****] in an amount equal to [****].

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.5

Wire Transfer Instructions

[****]

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.5

[****]

This omitted schedule consisted of three pages.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4.6

[****]

This omitted schedule consisted of four pages.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Schedule 9.3

Notices

All communications must be in writing and addressed as follows:

[****]

With a copy to:

[****]

If to Andrea Electronics Corporation:

Andrea Electronics Corporation

65 Orville Drive

Bohemia, NY 11716

Attention: Douglas J. Andrea

Telephone: (631) 719-1800

Facsimile: (631) 719-1998

Electronic Mail: DAndrea@AndreaElectronics.com

With a copy to:

Kilpatrick Townsend & Stockton LLP

607 14th Street, NW, Suite 900

Washington, DC 20005

Attention: Sean P. Kehoe, Esq.

Telephone: (202) 508-5881

Facsimile: (202) 585-0051

Electronic Mail: SKehoe@Kilpatricktownsend.com

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Schedule I(a)

[****]

This omitted schedule consisted of three pages.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Senior Note N-[____]
Original Principal Amount: [$________]
Holder: [_________________________]

Exhibit A

FORM OF NOTE

THIS NOTE WAS ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN EXEMPTION FROM SUCH REGISTRATION AND (II) EXCEPT IN COMPLIANCE WITH SECTION 8.10 OF THAT CERTAIN REVENUE SHARING AND NOTE PURCHASE AGREEMENT DATED AS OF FEBRUARY 14, 2014, AMONG THE COMPANY, THE COLLATERAL AGENT AND THE PURCHASERS (EACH AS DEFINED THEREIN).

ANDREA ELECTRONICS CORPORATION

SENIOR NOTE

DUE 2019

N-[_]

Original Principal Amount: $[_________]

Issue Date: [___], 201[_]

FOR VALUE RECEIVED, the undersigned, Andrea Electronics Corporation, a New York corporation (the “Company”) HEREBY PROMISES TO PAY [__________], or its permitted assigns (the “Holder”), the Adjusted Principal Amount (as defined below) of this Note on or before [___], 201[ ], or such later date as the Holder may have consented to pursuant to Section 2.2.3.1 of the Agreement (the “Maturity Date”), or such earlier date as due and payable in accordance with the Revenue Sharing and Note Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of February 14, 2014, among the Company, AND34 Funding LLC, as Collateral Agent and the purchasers from time to time party thereto, plus interest on the Adjusted Principal Amount outstanding from time to time at the interest rate specified in the Agreement.

This Note (i) is one of a series of Senior Notes (herein called the “Notes”) of the Company issued pursuant to the Agreement, (ii) is entitled to the benefits and subject to the terms set forth in the Agreement with respect to the Notes, and (iii) constitutes an Obligation under the Agreement. Capitalized terms used but not defined herein have the meanings provided in the Agreement. The issuance date of this Note is [___], 201[_].

Senior Note N-[____]
Original Principal Amount: [$________]
Holder: [_________________________]

The Adjusted Principal Amount of this Note is equal to the sum of (x) [______], plus (y) any PIK Interest, in accordance with the Agreement, minus (z) any prior principal amounts paid with respect to this Note.

Interest shall be payable on the interest payment dates specified in the Agreement, and shall further be due and payable on any partial or complete prepayment of this Note, on any portion of the Adjusted Principal Amount so prepaid, and on the Maturity Date (and after the Maturity Date, to the extent not paid, on demand) and upon any acceleration of the amounts due hereunder. All computations of interest hereunder shall be made on the actual number of days elapsed over a year of 360 days.

In case an Event of Default shall occur and be continuing, the entire principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Agreement.

Interest on this Note shall accrue on the Adjusted Principal Amount of this Note in the manner and at the rate or rates per annum determined pursuant to the terms of the Agreement. Payments of principal and interest (other than payments of interest payable as PIK Interest to the extent permitted by the Agreement) on this Note are to be made in lawful money of the United States of America in immediately available funds at the times and in the manner described in the Agreement.

All payments made on account of principal hereof, and any adjustments to the Adjusted Principal Amount, shall be recorded by the Holder and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note, provided, however, that the failure of the Holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Company to make payments of principal, interest or any other amounts with respect to this Note and the Agreement.

The Company shall, upon surrender of a Note that is paid or prepaid in part, promptly execute and deliver to the Holder a new Note equal in principal amount to the unpaid portion of the Note surrendered.

The Company hereby acknowledges and makes this Note a registered obligation for U.S. federal tax purposes. The Company shall be the registrar for this Note.

This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of New York.

The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Agreement.

[The remainder of this page intentionally has been left blank.]

Senior Note N-[____]
Holder: [_________________________]

In witness whereof, the Company has caused this Note to be executed and delivered by its duly authorized officer, on the date first above mentioned.

ANDREA ELECTRONICS CORPORATION

By:	____________________________
Name:
Title:

PRINCIPAL AMOUNT OF NOTE AND PAYMENTS OF PRINCIPAL

Date	Additional Principal (PIK Interest)	Amount of Principal Repaid	Remaining Outstanding Principal Amount of Note	Notation Made By

Exhibit B

[Form of]

REQUEST FOR PURCHASE OF NOTES AND SUPPORTING CERTIFICATE

[Date], 20[  ]

This Request for Purchase of Notes and Supporting Certificate (this “Certificate”) is provided pursuant to Section 3.3 of the Revenue Sharing and Note Purchase Agreement, dated as of February 14, 2014, (the “Agreement”), by and among Andrea Electronics Corporation, a New York corporation (the “Company”) the Purchasers party thereto from time to time AND34 Funding LLC, as Collateral Agent. Capitalized terms used and not defined in this Certificate shall have the meanings provided in the Agreement.

The undersigned, [    ], being the duly elected, qualified and acting [    ] of the Company, hereby states that:

1.                  The Company hereby requests that the Note Purchasers purchase [$_______] (the “Issue Amount”) in accordance with Schedule I hereto, in an aggregate principal amount of additional Notes (the “Additional Notes”) for a purchase price (the “Note Proceeds”) equal to the [the Issue Amount] on [name a date that is not less than 10 Business Days after the date of the Certificate] (the “Issue Date”). Enclosed herewith are executed Notes dated the Issue Date in the respective amounts and naming the respective payees set forth on Schedule I.

2.                  The Purchase Price should be delivered to the Company or to such other parties as the Company may direct pursuant to the wire instructions set forth on Schedule II.

3.                  The representations and warranties of the Company contained in the Agreement are true and correct in all material respects as of the date hereof and no Default or Event of Default exists on the date hereof (including after giving effect to the issuance of the Notes).

4.                  The issuance of the Additional Notes will not cause the aggregate principal amount of Notes, excluding any PIK Interest, (whether issued on the Closing Date or thereafter) to exceed $4,200,000; and

5.                  The Note Proceeds will be utilized to pay the Monetization Expenses (or to reimburse the Company for the prior payment of the Monetization Expenses) set forth on Schedule III, which are consistent with the Business Plan.

[signature page follows]

Exhibit B

[Form of]

REQUEST FOR PURCHASE OF NOTES AND SUPPORTING CERTIFICATE

[Date], 20[  ]

IN WITNESS WHEREOF, I have executed this Certificate of Officer as of the date first written above.

____________________________
Name:
Title:

Exhibit B

[Form of]

REQUEST FOR PURCHASE OF NOTES AND SUPPORTING CERTIFICATE

[Date], 20[  ]

Schedule I

[executed Notes dated the Issue Date in the respective amounts and naming the respective payees]

Exhibit B

[Form of]

REQUEST FOR PURCHASE OF NOTES AND SUPPORTING CERTIFICATE

[Date], 20[  ]

Schedule II

[wire instructions]

Exhibit B

[Form of]

REQUEST FOR PURCHASE OF NOTES AND SUPPORTING CERTIFICATE

[Date], 20[  ]

Schedule III

Company Name	Invoice #	Invoice Amount	Amount Requested

EXHIBIT C

[Form of]

ACKNOWLEDGEMENT

[Date], 20[ ]

Reference is made to the Revenue Sharing and Note Purchase Agreement, dated as of February 14, 2014, (the “Agreement”), by and among Andrea Electronics Corporation, a New York corporation (the “Company”), the Purchasers party thereto from time to time and AND34 Funding LLC, as Collateral Agent. Capitalized terms not defined herein but used herein shall have the same meaning ascribed to them in the Agreement.

The undersigned, [Holder of Indebtedness] (“Creditor”), hereby acknowledges that:

a)	the Company has entered into the Agreement and the other Documents;

b)	the Company has granted a senior security interest in certain of its patents to the Collateral Agent on behalf of the Purchasers; and

c)	the Purchasers have purchased a portion of payments to the Company from third parties in respect of such patents (including royalty payments, license fees, settlement payments, judgments or other similar payments).

IN WITNESS WHEREOF, I have executed this Certificate of Officer as of the date first set forth above.

[Holder of Indebtedness]

____________________________
Name:
Title:

EXHIBIT D

BLOCKED ACCOUNT CONTROL AGREEMENT

This Blocked Account Control Agreement (this “Agreement”) is dated as of February __, 2014, and entered into by and among Andrea Electronics Corporation, a [    ] corporation (“Company”), AND34 Funding LLC (“Lender”) and U.S. BANK NATIONAL ASSOCIATION (“Depositary Bank”).

1. Deposit Account. Company hereby grants to Lender a security interest in all rights of Company with respect to account(s) number [****] (such account(s), together with all substitutions and replacements therefor, the "Deposit Account") located at Depositary Bank and subject to the terms of the Deposit Agreements (as hereinafter defined). The terms and conditions of this Blocked Account Control Agreement (this “Agreement”) are in addition to any deposit account agreements and other related agreements that Company, a customer of Depositary Bank, has with Depositary Bank, including without limitation all agreements concerning banking products and services, treasury management documentation, account booklets containing the terms and conditions of the Deposit Account, signature cards, fee schedules, disclosures, specification sheets and change of terms notices (collectively, the "Deposit Agreements"). The provisions of this Agreement shall supersede the provisions of the Deposit Agreements only to the extent the provisions herein are inconsistent with the Deposit Agreements, and in all other respects, the Deposit Agreements shall remain in full force and effect. All items deposited into the Deposit Account shall be processed according to the provisions of the Deposit Agreements, as amended by this Agreement.

2. Security Interest. Company further hereby grants to Lender a security interest in, among other property, the Deposit Account and all credits or proceeds thereto and all monies, checks and other instruments held or deposited therein (all of which shall be included in the definition of the "Deposit Account"). Company represents and warrants that it has the legal right to pledge the Deposit Account to Lender, that the funds in the Deposit Account are not held for the benefit a third party, and that that there are no perfected liens or encumbrances with respect to the Deposit Account. Company covenants with Lender that it shall not enter into any acknowledgment or agreement that gives any other person or entity except Lender control over, or any other security interest, lien or title in, the Deposit Account.

3. Control. In order to provide Lender with control over the Deposit Account, Company agrees that Depositary Bank shall comply with any and all orders, notices, requests and other instructions originated by Lender directing disposition of the funds in the Deposit Account without any further consent from Company, even if such instructions are contrary to any of Company’s instructions or demands or result in Depositary Bank dishonoring items which may be presented for payment. Company agrees that instructions from Lender may include the giving of stop payment orders for any items presented to the Deposit Account, instructions to transfer funds to or for the benefit of Lender or any other person or entity, and instructions to close the Deposit Account.

4. Access to Deposit Account. [CHECK ONE BOX ONLY]

(a) The Deposit Account shall be under the sole dominion and control of Lender. Neither Company, nor any other person or entity, acting through or under Company, shall have any control over the use of, or any right to withdraw any amount from, the Deposit Account. Depositary Bank is hereby authorized and instructed to transfer all funds (subject to Depositary Bank's funds availability policy) in the Deposit Account to a designated account as Lender may direct in writing to Depositary Bank.

(b) The Deposit Account shall be under the control of Lender; provided, that unless and until Depositary Bank receives Lender’s written notice that Company’s access to the funds in the Deposit Account is terminated, Depositary Bank shall honor Company’s instructions, notices and directions with respect to the transfer or withdrawal of funds from the Deposit Account, including paying or transferring the funds to Company or any other person or entity.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

Upon receipt of a written notice from Lender to Depositary Bank at the address (and persons) set forth in Section 11 below instructing Depositary Bank to terminate Company's access to funds in the Deposit Account, Depositary Bank shall comply with all written instructions originated by Lender (subject to Depositary Bank's funds availability policy and the other provisions of this Agreement) with respect to the Deposit Account. Any written notice sent pursuant to this Section 4(b) and confirmed to have been received after Depositary Bank’s business hours shall not be deemed sent until the next business day. Depositary Bank shall have a reasonable time (but in any event, not more than 2 business days after receipt of such notice) to act on Lenders’ written notice.

5. Subordination by Depositary Bank. Company and Depositary Bank acknowledge notice of and recognize Lender's continuing security interest in the Deposit Account and in all items deposited in the Deposit Account and in the proceeds thereof. Depositary Bank hereby subordinates any statutory or contractual right or claim of offset or lien resulting from any transaction which involves the Deposit Account. Notwithstanding the preceding sentence, nothing herein constitutes a waiver of, and Depositary

Bank expressly reserves all of its present and future rights with respect to: (i) fees and expenses ("Fees") and amounts payable to the Depositary Bank by the Company pursuant to Section 6 hereof (“Indemnified

Amounts”) related to the Deposit Account; (ii) any checks, ACH entries, wire transfers, merchant card transactions, or other paper or electronic items which were deposited or credited to the Deposit Account that are returned, reversed, refunded, adjusted or charged back for insufficient funds or for any other reason ("Returned Items"); (iii) obligations and liabilities connected with the Deposit Account that arise out of any treasury management services provided by Depositary Bank, its subsidiaries or affiliates, including but not limited to, ACH, merchant card, zero balance account, sweeps, controlled disbursement or payroll (“Overdrafts”). Depositary Bank may charge the Deposit Account or other accounts of

Company maintained at Depositary Bank to cover Fees, Indemnified Amounts, Returned Items or Overdrafts. If there are insufficient funds in the Deposit Account or any of Company's other accounts to cover the Fees, Indemnified Amounts, Returned Items and Overdrafts, Company agrees to immediately reimburse Depositary Bank for the amount of such shortfall. If Company fails to pay the amount demanded by Depositary Bank, Lender agrees to reimburse Depositary Bank within three (3) business days of demand thereof by Depositary Bank for any Returned Items and Overdrafts to the extent Lender received payment in respect thereof pursuant to section 4; provided that any claims for reimbursement must be made by Depositary Bank within 90 days after the termination of this Agreement.

6. Indemnity. Company agrees to defend, indemnify and hold Depositary Bank and its directors, officers, employees, attorneys, successors and assigns (collectively "Depositary Bank") harmless from and against any and all claims, losses, liabilities, costs, damages and expenses, including, without limitation, reasonable legal and accounting fees (collectively, "Claims"), arising out of or in any way related to this Agreement, excepting only liability arising out of Depositary Bank's gross negligence or willful misconduct. Without regard to Company’s indemnification obligations to Depositary Bank, Lender agrees to, upon demand: (i) reimburse Depositary Bank for any Returned Items and Overdrafts (the proceeds of which were actually received by Lender) and (ii) defend, indemnify and hold Depositary Bank harmless from and against any and all Claims arising out of Depositary Bank's compliance with Lender's instructions, excepting liability arising out of Depositary Bank’s gross negligence or willful misconduct. Lender's obligations to Depositary Bank hereunder shall in no way operate to release Company from its obligations to Lender and shall not impair any rights or remedies of Lender to collect any such amounts from Company. IN NO EVENT WILL DEPOSITARY BANK BE LIABLE FOR ANY INDIRECT DAMAGES, LOST PROFITS, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES WHICH ARISE OUT OF OR IN CONNECTION WITH THE SERVICES CONTEMPLATED BY THIS AGREEMENT EVEN IF DEPOSITARY BANK HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

7. Depositary's Bank's Responsibility. The duties of Depositary Bank are strictly limited to those set forth in this Agreement and Depositary Bank is not acting as a fiduciary for any party hereto. Depositary Bank shall be protected in relying on any form of instruction, notice, or other communication purporting to be from an authorized representative of Lender which Depositary Bank, in good faith, believes to be genuine and what it purports to be. Depositary Bank shall have no duty to inquire as to the genuineness, validity, or enforceability of any such instruction, notice or communication even if Company notifies Depositary Bank that Lender is not legally entitled to originate any such instruction, notice or communication. The Deposit Account and all actions and undertakings by Depositary Bank shall be subject to all rules and regulations relating to the Deposit Account and to applicable law. Company authorizes Depositary Bank to provide to Lender a copy of the Deposit Account statement.

8. Termination. This Agreement shall not be terminable by Company so long as any obligations of Company to Lender are outstanding and unpaid. This Agreement may be terminated by Depositary Bank upon thirty (30) days prior written notice to all parties; provided, however, that Depositary Bank may terminate this Agreement immediately in the event Lender fails to make payments to Depositary Bank in accordance with section 5 above. This Agreement may be terminated by Lender in a writing sent to Depositary Bank in which Lender releases Depositary Bank from any further obligation to comply with instructions originated by Lender with respect to the Deposit Account. Any available funds remaining in the Deposit Account upon termination or deposited in thereafter shall be transferred in accordance with the provisions of section 4 above after deduction for any amounts otherwise reimbursable to Depositary Bank as provided hereunder. Termination shall not affect the rights and obligations of any party hereto with respect to any period prior to such termination.

9. Legal Process and Insolvency. In the event Depositary Bank receives any form of legal process concerning the Deposit Account, including, without limitation, court orders, levies, garnishments, attachments, and writs of execution, or in the event Depositary Bank learns of any insolvency proceeding concerning Company, including, without limitation, bankruptcy, receivership, and assignment for the benefit of creditors, Depositary Bank will respond to such legal process or knowledge of insolvency in the normal course or as required by law.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that New York is the "bank's jurisdiction" for purposes of the Uniform Commercial Code.

11. Notices. Except as otherwise provided in this Agreement, all notices and other communications required under this Agreement shall be in writing and may be personally served or sent by facsimile, overnight courier, or registered/certified United States Mail, and shall be deemed given when delivered in person, or received by facsimile, courier or United States Mail at the address specified below. Any party may change its address for notices hereunder by notice to all other parties given in accordance with this section 11.

Company:	Andrea Electronics Corporation
65 Orville Drive, Suite One
Bohemia, NY 11779
Attention: Corisa L. Guiffre
Email: cguiffre@andreaelectronics.com

with a copy to:	Kilpatrick Townsend & Stockton LLP

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

607 14th Street, NW Suite 900
Washington, DC 20005-2018
Attention: Sean Kehoe
Email: skehoe@kilpatricktownsend.com

Lender:	AND34 Funding LLC
1345 Avenue of the Americas, 46th Floor
New York, NY 10105
Attention: Constantine Dakolias

with a copy to:	Lender contact

with a copy to:	AND34 Funding LLC
1 Market Street Spear Tower, 42nd Floor
San Francisco, California 94105
Attn: James K. Noble

with a copy to:	Lender Counsel
Depositary Bank:	U.S. Bank National Association
190 S LaSalle St 8th Floor
Chicago, IL 60603
Attn: Global Corporate Trust Services – Andrea Electronics
Telephone (312) 332-7393

12. Miscellaneous. This Agreement shall bind and benefit the parties and their respective successors and assigns. This Agreement may be amended only with the prior written consent of all parties hereto. None of the terms of this Agreement may be waived except as Depositary Bank may consent thereto in writing. No delay on the part of Depositary Bank in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which Depositary Bank would otherwise have.

13. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

14. Jury Trial Waiver. COMPANY, LENDER AND DEPOSITARY BANK HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR SERVICES RENDERED IN CONNECTION WITH THIS AGREEMENT.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

ANDREA ELECTRONICS CORPORATION

COMPANY

By: ____/s/ Corisa L. Guiffre__________________

Name: Corisa L. Guiffre______________________

Title: Vice President, Chief Financial Officer and Assistant Corporate Secretary

AND34 Funding LLC

LENDER

By: __/s/ Constantine M. Dakolias_______________

Name: Constantine M. Dakolias__________________

Title: _President__________________________________

U.S. BANK NATIONAL ASSOCIATION

DEPOSITARY BANK

By: _****___________________________________

Name: _****_________________________________

Title: _****_________________________________

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Exhibit E-1

[Form of]

DIRECT PAYMENT CERTIFICATE

OF

ANDREA ELECTRONICS CORPORATION

[Date], 20[ ]

Reference is made to the Revenue Sharing and Note Purchase Agreement, dated as of February 14, 2014, (the “Agreement”), by and among Andrea Electronics Corporation, a New York corporation (the “Company”) the Purchasers party thereto from time to time and AND34 Funding LLC, as Collateral Agent. Capitalized terms used, but not defined herein, shall have the meanings provided in the Agreement.

The undersigned, [   ], being the duly elected, qualified and acting [   ] of the Company, hereby certifies as follows pursuant to Section 6.5.2.2 of the Agreement:

1.                  This certificate relates to payments required pursuant to Section 2.1.2 and/or Section 2.2.3.3 of the Agreement.

2.                  Attached as Schedule 1 to this certificate is a statement setting forth (x) the source and nature of the Monetization Pre-Adjustment Revenues; (y) any Permitted Adjustments to such Monetization Pre-Adjustment Revenues, including the amount of Monetization Revenues after giving effect to such Permitted Adjustments; and (z) the proposed application of proceeds of such Monetization Revenues.

3.                  Attached as Schedule 2 is supporting documentation to the extent applicable for the Permitted Adjustments.

IN WITNESS WHEREOF, I have executed this Certificate of Officer as of the date first set forth above.

____________________________
Name:
Title:

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1

(x)        Monetization Pre-Adjustment Revenues: $_________________

Source (s)

Date(s) of Payment:

(y)        Permitted Adjustments

A. Monetization Pre-Adjustment Revenues, minus	$_____________________
(i) Withholding taxes	($ )
(ii) Monetization Expenses not funded with Proceeds of Notes (only following payment in full of Notes and Revenue Participants having received [****])	($ )
(iii) Revenues from Existing Licenses with [****].
(iv) Revenues from Existing Licenses with [****] and [****] (not to exceed [****] per annum)	($ )
(v) COGS1 plus [****] of net [****] of qualifying manufacturing agreements with [****]	($ )
(vi) COGS plus [****] of net [****] of manufacturing agreements with non [****]	($ )
(vii) COGS plus [****] of net [****] of made to specification software agreements with [****]	($ )
(viii) COGS plus [****] of net [****] of made to specification software agreements with non [****]	($ )
B. Total Permitted Adjustments (sum of above adjustments)	($ )
C. Monetization Revenues (Difference between A and B)	$

1 All references to COGS in this Exhibit include any reasonable allocation of additional overhead expenses, any non-recurring engineering costs calculated on a time and materials basis.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

(z)  Application of Monetization Revenues

Interest on Notes	Note Purchasers	$[ ]
Prepayment of Notes	Note Purchasers	$[ ]
Monetization Revenues Net of Payment of Notes	N/A	$[ ]
Applicable Percentage of Monetization Revenues Net of Payment of Notes	[Purchasers/Collateral Agent]	$[ ]
Remaining Amount
Expenses/Indemnities	Collateral Agent/Investors	$[ ]
Amounts retained by the Company	N/A	$[ ]

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Schedule II

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Exhibit E-2

[Form of]

CASH COLLATERAL ACCOUNT CERTIFICATE

OF

ANDREA ELECTRONICS CORPORATION

[Date], 20[ ]

Reference is made to the Revenue Sharing and Note Purchase Agreement, dated as of [    ], (the “Agreement”), by and among Andrea Electronics Corporation, a New York corporation (the “Company”) the Purchasers party thereto from time to time and AND34 Funding LLC, as Collateral Agent. Capitalized terms used, but not defined herein, shall have the meanings provided in the Agreement.

The undersigned, [   ], being the duly elected, qualified and acting [   ] of the Company, hereby certifies as follows pursuant to Section 6.10 of the Agreement:

1.                  On or about the date hereof, $[   ] of Monetization Pre-Adjustment Revenues will be deposited into the Cash Collateral Account.

2.                  Attached as Schedule 1 to this certificate is a statement setting forth (x) the source and nature of the Monetization Pre-Adjustment Revenues; (y) any Permitted Adjustments to such Monetization Pre-Adjustment Revenues, including the amount of Monetization Revenues after giving effect to such Permitted Adjustments; and (z) the proposed application of proceeds of such Monetization Revenues.

3.                  Attached as Schedule 2 is supporting documentation to the extent applicable for the Permitted Adjustments.

IN WITNESS WHEREOF, I have executed this Certificate of Officer as of the date first set forth above.

____________________________
Name:
Title:

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1

(x)        Monetization Pre-Adjustment Revenues: $_________________

Source:

Date of Deposit:

Deadline for Distributions: [10 Business Days after Date of Certificate]

(y)        Permitted Adjustments

A. Monetization Pre-Adjustment Revenues, minus	$_____________________
(i) Withholding taxes	($ )
(ii) Monetization Expenses not funded with Proceeds of Notes (only following payment in full of Notes and Revenue Participants having received [****])	($ )
B. Total Permitted Adjustments (sum of above adjustments)	($ )
C. Monetization Revenues (Difference between A and B)	$

(z) Application of Monetization Revenues

$
Interest on Notes	Note Purchasers	$[ ]
Prepayment of Notes	Note Purchasers	$[ ]
Monetization Revenues Net of Payment of Notes	N/A	$[ ]
Applicable Percentage multiplied by Monetization Revenues net of the Notes	Revenue Participants	$_____________
Remaining Amount		$[ ]
Expenses/Indemnity payments	Collateral Agent/Investors	$[ ]
Amounts payable to the Company	The Company	$[ ]

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Exhibit F-1

[FORM OF]

NOTE ASSIGNMENT AND ASSUMPTION AGREEMENT

This Note Assignment and Assumption Agreement (this “Note Assignment and Assumption Agreement”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Note Assignment and Assumption Agreement and not otherwise defined herein have the meanings specified in the Revenue Sharing and Note Purchase Agreement dated as of February 14, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between the Andrea Electronics Corporation, a New York corporation (the “Company”), each of the Purchasers party thereto and AND34 Funding LLC, as collateral agent (the “Collateral Agent”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Note Assignment and Assumption Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Agreement, as of the Effective Date inserted by the Collateral Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Note Purchaser under the Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Notes identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Notes Purchaser) against any Person, whether known or unknown, arising under or in connection with the Agreement, any other documents or instruments delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Note Assignment and Assumption Agreement, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”): [NAME]
2.	Assignee (the “Assignee”): [NAME]
3.	Company: Andrea Electronics Corporation
4.	Collateral Agent: AND34 Funding LLC
5.	Assigned Interest:

Aggregate Amount of Notes of all Note Purchasers	Amount of Notes Assigned	Percentage Assigned of Notes2
$	$	%
$	$	%
$	$	%

Effective Date: __________________, 20[ ] [TO BE INSERTED BY THE COLLATERAL AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

2 Set forth, to at least 8 decimals, as a percentage of the Notes of all Notes Purchasers thereunder.

The terms set forth in this Note Assignment and Assumption Agreement are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By:	_____________________________
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:	_____________________________
Name:
Title:

STANDARD TERMS AND CONDITIONS FOR
         NOTE ASSIGNMENT AND ASSUMPTION AGREEMENT3

1.    Representations and Warranties. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Note Assignment and Assumption Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Agreement or any other Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Documents or any collateral thereunder, (iii) the financial condition of the Company or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Document or (iv) the performance or observance by the Company or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Note Assignment and Assumption Agreement and to consummate the transactions contemplated hereby and to become a Note Purchaser under the Agreement, (ii) it satisfies the requirements, if any, specified in the Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Note Purchaser, (iii) from and after the Effective Date, it shall be bound by the provisions of the Agreement as a Note Purchaser thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Note Purchaser thereunder and (iv) it has received a copy of the Agreement and has received or has been accorded the opportunity to receive copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Note Assignment and Assumption Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Collateral Agent or any other Purchaser; and (b) agrees that (i) it will, independently and without reliance on the Assignor, the Collateral Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Documents are required to be performed by it as a Note Purchaser.

2.    Payments. From and after the Effective Date, the Company shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3 Capitalized terms used in this Note Assignment and Assumption Agreement and not otherwise defined herein have the meanings specified in the Revenue Sharing and Note Purchase Agreement dated as of February 14, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between the Andrea Electronics Corporation, a New York corporation (the “Company”), each of the Purchasers party thereto and AND34 Funding LLC, as collateral agent (the “Collateral Agent”).

3.    General Provisions. This Note Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Agreement. This Note Assignment and Assumption Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Note Assignment and Assumption Agreement shall be effective as delivery of an original executed counterpart of this Note Assignment and Assumption Agreement. This Note Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F-2

[FORM OF]

REVENUE STREAM ASSIGNMENT AND ASSUMPTION AGREEMENT

This Revenue Stream Assignment and Assumption Agreement (this “Revenue Stream Assignment and Assumption Agreement”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Revenue Stream Assignment and Assumption Agreement and not otherwise defined herein have the meanings specified in the Revenue Sharing and Note Purchase Agreement dated as of February 14, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between the Andrea Electronics Corporation, a New York corporation (the “Company”), each of the Purchasers party thereto and AND34 Funding LLC, as collateral agent (the “Collateral Agent”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Revenue Stream Assignment and Assumption Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Agreement, as of the Effective Date inserted by the Collateral Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Revenue Participant under the Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor to the Revenue Stream identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Revenue Participant) against any Person, whether known or unknown, arising under or in connection with the Agreement, any other documents or instruments delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Revenue Stream Assignment and Assumption Agreement, without representation or warranty by the Assignor.

6.	Assignor (the “Assignor”): [NAME]
7.	Assignee (the “Assignee”): [NAME]
8.	Company: Andrea Electronics Corporation
9.	Collateral Agent: AND34 Funding LLC

10.	Assigned Interest:
Percentage Assigned of the Revenue Stream4
%
%
%

Effective Date: __________________, 20[ ] [TO BE INSERTED BY THE COLLATERAL AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

4 Set forth, to at least 8 decimals, as a percentage of the Revenue Stream of all Revenue Participants thereunder.

The terms set forth in this Revenue Stream Assignment and Assumption Agreement are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By:	_____________________________
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:	_____________________________
Name:
Title:

STANDARD TERMS AND CONDITIONS FOR
         REVENUE STREAM ASSIGNMENT AND ASSUMPTION AGREEMENT5

1.    Representations and Warranties. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Revenue Stream Assignment and Assumption Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Agreement or any other Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Documents or any collateral thereunder, (iii) the financial condition of the Company or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Document or (iv) the performance or observance by the Company or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Revenue Stream Assignment and Assumption Agreement and to consummate the transactions contemplated hereby and to become a Revenue Participant under the Agreement, (ii) it satisfies the requirements, if any, specified in the Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Revenue Participant, (iii) from and after the Effective Date, it shall be bound by the provisions of the Agreement as a Revenue Participant thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Revenue Participant thereunder and (iv) it has received a copy of the Agreement and has received or has been accorded the opportunity to receive copies of such documents and information as it has deemed appropriate to make its own analysis and decision to enter into this Revenue Stream Assignment and Assumption Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Collateral Agent or any other Purchaser; and (b) agrees that (i) it will, independently and without reliance on the Assignor, the Collateral Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Documents are required to be performed by it as a Revenue Participant.

2.    Payments. From and after the Effective Date, the Company shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

5 Capitalized terms used in this Revenue Stream Assignment and Assumption Agreement and not otherwise defined herein have the meanings specified in the Revenue Sharing and Note Purchase Agreement dated as of February 14, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between the Andrea Electronics Corporation, a New York corporation (the “Company”), each of the Purchasers party thereto and AND34 Funding LLC, as collateral agent (the “Collateral Agent”).

3.    General Provisions. This Revenue Stream Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Agreement. This Revenue Stream Assignment and Assumption Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Revenue Stream Assignment and Assumption Agreement shall be effective as delivery of an original executed counterpart of this Revenue Stream Assignment and Assumption Agreement. This Revenue Stream Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT G

PATENT ASSIGNMENT

THIS PATENT ASSIGNMENT (this “Assignment”) is made and entered into as of ______, 20__ (“Effective Date”) by and between Andrea Electronics Corporation, a New York company (“Assignor”), and __________________, a ________________________ (“Assignee”).

WHEREAS, reference is made to that certain Revenue Sharing and Note Purchase Agreement, dated as of February 14, 2014 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), pursuant to which Assignor agreed to assign the Patents (as defined below) to a special purpose entity, subject to and consistent with Section 7.3 and other terms and conditions thereof,

WHEREAS, Assignor wishes to assign to Assignee, and Assignee wishes to acquire from Assignor, the patents and patent applications set forth on Schedule A attached hereto (collectively, the “Patents”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.     The recitals to this Assignment are hereby incorporated by reference herein and form an integral part of this Assignment.

2(a). Assignor hereby irrevocably sells, assigns, transfers and sets over to Assignee the entire right, title and interest in and to the Patents for the United States and for all foreign counterparts or equivalents thereto, existing now or in the future and including, but not limited to, any continuations, divisions, continuations-in-part, reissues, reexaminations, renewals, revivals, extensions, utility model, industrial design patents, inventor certificates, patents of utility, improvement or addition and all foreign equivalents thereof, and including the subject matter of all claims which may be obtained therefrom and the right to file additional applications claiming priority to any of the foregoing, for Assignee’s own use and enjoyment, free and clear of any and all security interests, debts, liens and encumbrances suffered or incurred by Assignor, and for the use and enjoyment of Assignee’s successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment had not been made, together with all income, royalties or payments due or payable as of the Effective Date or thereafter, including, without limitation, all claims for damages by reason of past, present or future infringement or other unauthorized use of the Patents, with the right but not the obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages for Assignee’s own use and enjoyment and for the use and enjoyment of its successors, assigns or other legal representatives.

2(b). Assignee hereby grants to Assignor a perpetual non-exclusive, royalty-free, world-wide license (with the right to sublicense to third parties under the Existing Licenses (as defined in the Agreement) and the sale of proprietary products and any other licenses entered into in compliance with the Agreement) to the Patents, which license shall be non-revocable by any third party transferee or any other person or entity that acquires rights in the Patents (by foreclosure or otherwise) at any time following the Effective Date.

3.     Assignor agrees to and shall take such further action, duly execute and deliver such additional documents, and, in general, do all lawful things reasonably requested of it by Assignee to perfect Assignee’s title and perform such further acts, as may be necessary to convey, transfer, assign and deliver to, and consolidate, vest and record in Assignee, full ownership of the Patents and other rights conveyed herewith. Assignor further agrees that its obligation to execute or cause to be executed any such instrument or papers shall continue until the expiration of the last Patent and other rights conveyed herewith to expire in any country of the world. If the Assignee is unable for any reason to secure Assignor’s signature to assign, apply for or to pursue any application for any Patent or other rights conveyed herewith, then Assignor hereby irrevocably designates and appoints Assignee and its duly authorized officers and agents as Assignor’s agent and attorney in fact, to act for and in Assignor’s behalf and stead to execute and file any such assignments, applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of Patents and other rights conveyed herewith, with the same legal force and effect as if originally executed by Assignor.

4.     Assignor hereby requests the U.S. Commissioner of Patents and Trademarks and the corresponding entities or agencies in any applicable foreign countries, to record Assignee as the assignee and owner of the Patents.

5.     This Assignment shall be governed, including as to validity, interpretation and effect, by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and performed within the State of New York without regard to conflicts of laws principles thereof.

6.     If any provision of this Assignment (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances. It is understood that any finding of invalidity of one assignment as effected hereby shall not affect the assignment of other assigned Patents.

7.     This Assignment may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one (1) and the same agreement. Any counterpart may be executed by facsimile or electronic portable document format (.pdf) signature and such facsimile or .pdf signature shall be deemed an original.

* * * * *

[The remainder of this page is intentionally left blank.]

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed by their duly authorized representatives as of the Effective Date.

Andrea Electronics Corporation

Name:

Title:

Agreed to and accepted by:

Name:

Title:

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Schedule A

[****]

This omitted schedule consisted of three pages.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT H

PATENT LICENSE AGREEMENT

THIS PATENT LICENSE AGREEMENT (the “Agreement”) is made and entered into effective as of February 14, 2014 by and among:

Andrea Electronics Corporation, a New York corporation having its principal place of business located at 65 Orville Drive, Bohemia, NY 11716 (“Licensor”); and

AND34 Funding LLC, an entity incorporated under the laws of Delaware having its principal place of business located at 1345 Avenue of Americas, 46th Floor, New York, NY 10105 (“Licensee”).

Licensor and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, reference is made to the Revenue Sharing and Note Purchase Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Revenue Sharing and Note Purchase Agreement”), by and among the Licensor, the Purchasers (including the Licensee) and the Licensee, acting as the Collateral Agent and the Security Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Grantors (as defined therein, including Licensor) and the Licensee, acting as the Collateral Agent;

WHEREAS, in consideration of the investments set forth in the Revenue Sharing and Note Purchase Agreement, Licensor agreed to grant certain rights, including rights to license patents and patent applications, to the Licensee for the benefit of the Secured Parties; and

WHEREAS, Licensor is the owner of certain patents and patent applications identified in Schedule I(a) of the Revenue Sharing and Note Purchase Agreement, which Schedule I(a) shall be an integral part of this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

1.         Definitions

In this Agreement, the following terms shall have the assigned meaning. Capitalized terms used in this Agreement but not defined herein shall have the meaning given to them in the Revenue Sharing and Note Purchase Agreement and/or the Security Agreement, as applicable.

“Licensed Patents” shall mean the Patents listed on Schedule I(a) of the Revenue Sharing and Note Purchase Agreement.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

2.         License

2.1     Subject to the terms and conditions herein and in the Revenue Sharing and Note Purchase Agreement, Licensor hereby grants to Licensee a perpetual, non-exclusive, transferrable, sub-licensable, divisible, irrevocable, fully paid-up, royalty-free, and worldwide license to the Licensed Patents, including, but not limited to, the rights to make, have made, market, use, sell, offer for sale, import, export and distribute the inventions disclosed in the Licensed Patents and otherwise exploit the Licensed Patents in any lawful manner in Licensee’s sole and absolute discretion solely for the benefit of the Secured Parties (“Patent License”), provided that Licensee may exercise the Patent License only upon a Change of Control or an Event of Default arising under Licensor’s failure to comply with Section 6.2 of the Revenue Sharing and Note Purchase Agreement, as set forth in Section 2.6 and Section 7.3 of the Revenue Sharing and Note Purchase Agreement.

2.2     If Licensee elects to grant any sublicense(s) pursuant to the Patent License in Section 2.1, Licensee shall (x) obtain the prior written approval of Licensor before entering into any sublicense agreement imposing financial obligations or restrictions on Licensor and (y) provide written notice within fifteen days of entering into any sublicense agreement.

3.         Representations, Warranties and Acknowledgements

3.1     Each Party represents, warrants and covenant to the other that the execution, delivery and performance of this Agreement is within each Party's powers and has been duly authorized.

3.2     Licensor hereby represents, warrants and covenant that it is the sole and exclusive owner of all rights, title and interest in and to the Licensed Patents.

3.3     EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE OR THAT ARISE BY COURSE OF DEALING OR BY REASON OF CUSTOM OR USAGE IN THE TRADE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

3.4     Notwithstanding anything to the contrary in this Agreement, no Party shall be liable to the other or any third party for any indirect, incidental, exemplary, special, punitive or consequential damages (including with respect to lost revenue, lost profits or savings or business interruption) of any kind or nature whatsoever suffered by the other Party or any third party howsoever caused and regardless of the form or cause of action, even if such damages are foreseeable or such party has been advised of the possibility of such damages.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

4.         Infringement

Upon request, Licensee shall notify Licensor of any infringement of the Licensed Patents by third parties of which Licensee become aware. Licensor shall have the sole right, at its expense, to bring any action on account of any such infringement of the Licensed Patents, and Licensee shall reasonably cooperate with Licensor, as Licensor may request and at Licensor’s expense, in connection with any such action brought by Licensor.

5.         Termination

5.1     The Parties may terminate this Agreement at any time by mutual written agreement executed by both Parties provided that any sublicenses granted hereunder prior to the termination of this Agreement shall survive according to the respective terms and conditions of such sublicenses.

5.2     The Agreement shall end after the later of (x) the expiration of the last Licensed Patent to expire and (y) the date on which all statutes of limitations have fully run for bringing infringement claims under the Licensed Patents. Breach(es), material or otherwise, of this Agreement by either Party or any other Person will not constitute grounds by which this Agreement may be terminated.

6.         Survival

Any rights and obligations which by their nature survive and continue after any expiration or termination of this Agreement will survive and continue and will bind the Parties and their successors and assigns, until such rights are extinguished and obligations are fulfilled.

7.         Statement of Intent With Respect to Bankruptcy.

The Parties intend that the licenses granted under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, 111 U.S.C. § 101, et seq. (“Bankruptcy Code”), licenses of rights to “intellectual property” as defined in the Bankruptcy Code.

8.         Assignment

Licensee and each of its sublicensees may, without the consent of Licensor, assign any or all of their rights and interests, and delegate any or all of their obligations without restriction. The rights and obligations of the Parties hereto shall inure to the benefit of, and be binding and enforceable upon and by, the respective successors and assigns of the Parties.

9.         Entire Agreement and Construction

This Agreement along with the pertinent provisions of the Revenue Sharing and Note Purchase Agreement constitute the sole, final and entire understanding of the parties

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

hereto concerning the subject matter hereof, and all prior understandings having been merged herein. This Agreement cannot be modified or amended except by a writing signed by the Parties hereto. The language used in this Agreement will be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Party.

10.       Severability

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

11.       Notices

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, or by overnight delivery service from a recognized carrier, to the respective Party as follows:

if to Licensor:

Andrea Electronics Corporation

65 Orville Drive

Bohemia, NY 11716

Attention: Douglas J. Andrea

Telephone: (631) 719-1800

Facsimile: (631) 719-1998

Electronic Mail: DAndrea@AndreaElectronics.com

With a copy to:

Kilpatrick Townsend & Stockton LLP

607 14th Street, NW, Suite 900

Washington, DC 20005

Attention: Sean P. Kehoe, Esq. Telephone: (202) 508-5881

Facsimile: (202) 585-0051

Electronic Mail: SKehoe@Kilpatricktownsend.com

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

if to Licensee:

AND34 Funding LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention: Constantine M. Dakolias

With a copy to:

AND34 Funding LLC One Market Plaza

Spear Tower, 42nd Floor

San Francisco, CA 94105

Attention: James K. Noble III

or to such other address as the person to whom notice is given may have previously furnished to the other Party in writing in the manner set forth above.

12.       Governing Law; Jurisdiction; Venue

This Agreement, and all claims arising hereunder or relating hereto, shall be governed by and construed in accordance with the internal laws of the State of New York in the United States of America applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State that would result in the application of the laws of another jurisdiction. In any action or proceeding between either of the Parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the Parties (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts residing in the State of New York and (b) agrees that all claims in respect of such action or proceeding must be heard and determined exclusively in the state or federal courts in the State of New York. Each Party shall be entitled to seek injunctive or other equitable relief, without the posting of a bond, at any time (with or without delivering a demand notice) whenever the facts or circumstances would permit a Party to seek such equitable relief in a court of competent jurisdiction.

13.       Waiver

Except as otherwise provided herein, any failure of any Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver; provided, however, that such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

14.       Counterparts

This Agreement may be executed in one or more counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by facsimile or PDF file, each of which will be binding when received by the applicable Party.

[Signature Page Follows]

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Licensor:

Andrea Electronics Corporation

____________________________________
Authorized Signature

____________________________________
Print Name and Title

Licensee:

AND34 Funding LLC

____________________________________
Authorized Signature

____________________________________
Print Name and Title

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT I

Patent Security Agreement

Patent Security Agreement, dated as of February 14, 2014, by ANDREA ELECTRONICS CORPORATION, a New York corporation (the “Pledgor”), in favor of AND34 FUNDING LLC, in its capacity as collateral agent pursuant to the Revenue Sharing and Note Purchase Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgor is party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Revenue Sharing and Note Purchase Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:

(a)    registered Patents and applications of the Pledgor listed on [****] of the Revenue Sharing and Note Purchase Agreement; and

(b)    all Proceeds of any and all of the foregoing.

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent pursuant to the Security Agreement, and Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interests in the Patents made and granted hereby are set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Patent Security Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif”

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

document) shall be effective as delivery of a manually executed counterpart of this Patent Security Agreement.

[signature page follows]

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

ANDREA ELECTRONICS CORPORATION,
as Pledgor

By:
Name:
Title:

Accepted and Agreed:

AND34 FUNDING LLC,

as Collateral Agent

By:

Name:

Title:

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIIT J

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of February 14, 2014 (this “Agreement”), by and among Andrea Electronics Corporation, a New York Corporation (“Grantor”), and AND34 Funding LLC, as collateral agent for the Secured Parties (as defined in the Revenue Sharing and Note Purchase Agreement, as defined below) (in such capacity as collateral agent, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Revenue Sharing and Note Purchase Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Revenue Sharing and Note Purchase Agreement”), by and among the Grantor, the Purchasers party thereto from time to time and the Collateral Agent;

WHEREAS, in consideration of the purchase of the Notes by the Note Purchasers, the purchase of the Revenue Stream by the Revenue Participants and the other accommodations of the Purchasers, in each case as set forth in the Revenue Sharing and Note Purchase Agreement, Grantor has agreed to secure Grantor’s obligations under the Purchase Documents as set forth herein; and

NOW, THEREFORE, in consideration of the premises, agreements, provisions and covenants herein contained, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Grantor and Collateral Agent agree as follows:

SECTION 1.   DEFINITIONS.

1.1.      General Definitions. In this Agreement, the following terms shall have the following meanings:

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC that relate to the Patents or rights deriving from the Patents, including, without limitation, all commercial tort claims listed on [****] (as such schedule may be amended or supplemented from time to time).

“Patents” shall have the meaning assigned to such term in the Revenue Sharing and Note Purchase Agreement.

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

“Patent Security Agreement” shall mean the patent security agreement executed by the parties substantially in the form of Exhibit B to perfect the Secured Parties’ security interest in the Collateral pursuant to the terms and conditions of this Agreement.

“Permitted Liens” shall mean any Lien that is permitted to be incurred by Grantor under

Section 6.8 of the Revenue Sharing and Note Purchase Agreement.

“Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC and (ii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Purchase Documents” shall have the meaning assigned to the term “Documents” in the Revenue Sharing and Note Purchase Agreement.

“Security Agreement Supplement” shall mean any supplement to this Agreement substantially in the form of Exhibit A.

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“United States” shall mean the United States of America.

1.2.      Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Revenue Sharing and Note Purchase Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to sections, exhibits and schedules, as the case may be, of this Agreement unless otherwise specifically provided. The rules of construction specified in Section 1.2 of the Revenue Sharing and Note Purchase Agreement also apply to this Agreement.

1.3.      Schedules and Exhibits. This Agreement includes each of the following Schedules and Exhibits, all of which are incorporated into this Agreement by this reference, as each may be amended or supplemented from time to time in accordance with the terms and conditions here.

Schedule 4.1 Grantor Corporate Information

Schedule 4.3 Commercial Tort Claims

Exhibit A Security Agreement Supplement

Exhibit B Patent Security Agreement

SECTION 2.    GRANT OF SECURITY.

2.1.      Grant of Security. As security for the payment and performance in full of all of the Secured Obligations, Grantor hereby grants to Collateral Agent, for the benefit of Secured Parties, a security interest and continuing lien on all of Grantor’s right, title and interest in, to and under any of the following assets or properties of Grantor, in each case

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

whether now owned or existing or hereafter acquired or arising and wherever located (all of which are hereinafter collectively referred to as the “Collateral”):

(a)    Patents;

(b)    the license agreements set forth on [****] of the Revenue Sharing and Note Purchase Agreement (the “Existing Licenses”);

(c)    Commercial Tort Claims described on [****] (as such schedule may be amended or supplemented from time to time);

(d)    to the extent not otherwise included above, all Collateral Support and Supporting Obligations relating to any of the foregoing; and

(e)    to the extent not otherwise included above, all Receivables, Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

SECTION 3.   SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1.      Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) (and any successor provision thereof)), of all Obligations with respect to Grantor, whether now existing or hereafter incurred (collectively, the “Secured Obligations”).

3.2.      Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended to or shall be a delegation of duties to Collateral Agent or any other Secured Party, (ii) Grantor shall remain liable under each of the agreements included in the Collateral and neither Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement and (iii) the exercise by Collateral Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.   REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1.      Generally.

(a)       Representations and Warranties. Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, as of the Closing Date and as of the date of each issuance of Notes, that:

**** Certain confidential information has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

(i)    it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens;

(ii)    it has indicated on Schedule 4.1 (as such schedule may be amended or supplemented from time to time): (w) the type of organization of Grantor, (x) the jurisdiction of organization of Grantor, (y) its organizational identification number, if any, and (z) the jurisdiction where the chief executive office or its sole place of business is, and for the one-year period preceding the date hereof has been, located.

(iii)    the full legal name of Grantor is as set forth on Schedule 4.1 and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1;

(iv)    except as provided on Schedule 4.1, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(v)    it has not become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.1 hereof;

(vi)    (x) upon the filing of all UCC financing statements naming Grantor as “debtor” and Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1 hereof and other filings delivered by each Grantor and (y) to the extent perfection or priority of a security interest therein not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office, the security interests granted to Collateral Agent hereunder shall constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens) on such Collateral;

(vii)    all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by Collateral Agent of the rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

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(viii)    other than the financing statements filed in favor of Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (A) financing statements for which proper termination statements have been delivered to Collateral Agent for filing and (B) financing statements filed in connection with Permitted Liens; and

(ix)    no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except for the filings contemplated by clause (vi) above.

(b)       Covenants and Agreements. Grantor hereby covenants and agrees with Collateral Agent and each other Secured Party that:

(i)    it shall not change Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise) sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (A) notified Collateral Agent in writing, by executing and delivering to Collateral Agent a completed Security Agreement Supplement, together with all Supplements to Schedules thereto, at least fifteen (15) Business Days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as Collateral Agent may reasonably request and (B) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby; and

(ii)    it shall not take or permit any action which could impair Collateral Agent’s rights in the Collateral.

4.2.      Intellectual Property.

(a)      Representations and Warranties. Except as disclosed in [****] of the Revenue Sharing and Note Purchase Agreement, Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, as of the Closing Date and as of the date of each issuance of Notes, that:

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(i)    [****] of the Revenue Sharing and Note Purchase Agreement sets forth a true and complete list of all United States, state and foreign registrations of and applications for the Patents;

(ii)    it is the sole and exclusive owner of the entire right, title, and interest in and to all of the Patents listed on [****] of the Revenue Sharing and Note Purchase Agreement, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the Existing Licenses set forth on [****] of the Revenue Sharing and Note Purchase Agreement; and

(iii)    all registrations and applications for Patents of Grantor are standing in the name of Grantor, and none of such Patents has been licensed by any Grantor to any Affiliate or third party, except as disclosed in [****] of the Revenue Sharing and Note Purchase Agreement.

4.3.      Commercial Tort Claims.

(a)    Representations and Warranties. Each Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, as of the Closing Date and as of the date of each issuance of Notes, that [****] (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor.

(b)    Covenants and Agreements. Each Grantor hereby covenants and agrees with Collateral Agent and each other Secured Party that prior to the initiation of any Commercial Tort Claim hereafter arising it shall deliver to the Collateral Agent a completed Security Agreement Supplement, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims and granting a security interest therein to the Collateral Agent.

SECTION 5.   FURTHER ASSURANCES.

5.1.      Further Assurances.

(a)      Grantor agrees that from time to time, at the expense of Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor shall:

(i)    file or authorize the filing of such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as Collateral Agent

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may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii)      take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Patents with any intellectual property registry in which said Patents are registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the various Secretaries of State, and the foreign counterparts of any of the foregoing; and

(iii)      at Collateral Agent’s reasonable request, appear in and defend any action or proceeding that may affect Grantor’s title to or Collateral Agent’s security interest in all or any part of the Collateral.

(b)       Grantor hereby authorizes Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as Collateral Agent may determine, in its sole discretion, are necessary to perfect the security interest granted to Collateral Agent herein. Grantor shall furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail

(c)       Grantor hereby authorizes Collateral Agent to amend Schedule I(a) to include reference to any right, title or interest in any existing Patents or any Patents acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Patents in which any Grantor no longer has or claims any right, title or interest.

SECTION 6.   COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

6.1.      Power of Attorney. Grantor hereby irrevocably appoints Collateral Agent (such appointment being coupled with an interest) as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Collateral Agent or otherwise, from time to time in Collateral Agent’s discretion to take any action and to execute any instrument that Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)      upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)      upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

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(c)      upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

(d)      to prepare and file any UCC financing statements and continuations and amendments thereof against Grantor as debtor;

(e)      to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Patents in the name of Grantor as assignor or debtor;

(f)      to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of Grantor to Collateral Agent, due and payable immediately without demand; and

(g)      upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent’s option and Grantor’s expense, at any time or from time to time, all acts and things that Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

6.2.    No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon Collateral Agent or any Secured Party to exercise any such powers. Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

SECTION 7. REMEDIES.

7.1.    Generally.

(a)      If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of Collateral Agent on default under the UCC (whether or not the UCC

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applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may, without notice except as required under the UCC, exercise its rights under Section 2.6 of the Revenue Sharing and Note Purchase Agreement and sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, provided however, that any such exercise of remedies (including any sale, assignment or disposition of Patents or any rights in any Patents) shall be subject to (1) the required grant by Purchasers and the Collateral Agent to the Grantor a perpetual non-exclusive, royalty-free, world-wide license (with the right to sublicense to third parties under the Existing Licenses and the sale of proprietary products and any other licenses entered into in compliance with this Agreement) to the Patents pursuant to (A) the proviso at the end of Section 7.2 of the Revenue Sharing and Note Purchase Agreement and (B) to the extent applicable, Section 7.3 of the Revenue Sharing and Note Purchase Agreement and Section 7.1(b) of this Agreement (“Grant Back License”), and (2) the Purchasers and Collateral Agent obtaining and delivering to Grantor a written acknowledgement and agreement of the applicable transferee or assignee as required pursuant to the proviso at the end of Section 7.2 of the Revenue Sharing and Note Purchase Agreement.

(b)      If any Event of Default shall have occurred and be continuing, the Majority Purchasers shall have the right to direct the Grantor to assign the Patents to a special purpose entity controlled solely by the Majority Purchasers, subject to a perpetual, non- exclusive, worldwide, royalty-free license back to the Grantor that permits the Grantor to use the Patents to sell its products and to comply with its existing contractual obligations under Existing Licenses and other arrangements entered into subsequent to the Closing Date in compliance with the Revenue Sharing and Note Purchase Agreement; provided that, as a condition to the effectiveness of any such assignment of the Patents or rights in the Patents, Purchasers and Collateral Agent shall cause such special purpose entity to acknowledge and agree to the non- revocable grant to the Company of the perpetual license of the type described above in this sentence, which acknowledgement and agreement by such special purpose entity shall be made in writing, signed by a duly authorized officer of such special purpose entity, made to and for the express benefit of Grantor, and the original of which shall be delivered by the Purchasers or the Collateral Agent to the Grantor promptly following any such assignment. In such event, the Grantor’s sole right and interest in such special purpose vehicle shall be to retain any Monetization Revenues (after payment of expenses of the vehicle, including expenses in pursuing monetization activities related to the Patents) net of the mandatory prepayment of the Notes pursuant to Section 2.2.3.3 of the Revenue Sharing and Note Purchase Agreement, which shall be distributed by the special purpose vehicle to the Note Purchasers, and net of the Revenue Stream, which shall be distributed by the special purpose vehicle to the Revenue Participants.

(c)      In connection with the exercise of remedies pursuant to Section 7.1(a) of this Agreement, Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent that the portion of the

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Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale; provided that any such sale, disposition or assignment of Patents or rights in any Patents shall be subject to the Grant Back License in favor of the Grantors and acknowledgement and agreement thereof by such transferee or assignee as required pursuant to the proviso in Section 7.1(a). Subject to the Grant Back License in Section 7.1(a), each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least thirty (30) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor agrees that it would not be commercially unreasonable for Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency. Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Collateral Agent, that Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of Collateral Agent hereunder.

(d)      Collateral Agent may sell the Collateral in connection with the exercise of remedies pursuant to Section 7.1(a) of this Agreement without giving any warranties as to the Collateral. Collateral Agent may specifically disclaim or modify any warranties of

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title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(e)         Collateral Agent shall have no obligation to marshal any of the Collateral.

7.2.    Application of Proceeds. All proceeds received by Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral in connection with the exercise of remedies pursuant to Section 7.1(a) or (b) of this Agreement shall be applied in full or in part by Collateral Agent against the Secured Obligations as follows:

(a)         First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and the Revenue Participant’s proportionate share of Revenue Stream, but including (x) attorney costs and other expenses payable under Section 9.1 of the Revenue Sharing and Note Purchase Agreement, (y) amounts owing in respect of the preservation of Collateral or the security interest in the Collateral and (z) amounts owing in respect of enforcing the rights of the Secured Parties under the Purchase Documents) payable to the Collateral Agent in its capacity as such or to the Purchasers;

(b)         Second, to the payment of that portion of the Secured Obligation constituting amounts owed to the Note Purchasers;

(c)         Third, to the payment of that portion of the Secured Obligations constituting amounts owed to the Revenue Participants in accordance with Section 2.1.2 of the Revenue Sharing and Note Purchase Agreement; and

(d)         Last, the balance, if any, after all the Secured Obligations have been paid in full, to the Grantor or as otherwise required by applicable law.

7.3.    Sales on Credit. If Collateral Agent sells any of the Collateral in connection with the exercise of remedies pursuant to Section 7.1(a) of this Agreement upon credit, Grantor will be credited only with payments actually made by the purchaser thereof and received by Collateral Agent and applied to indebtedness of the purchaser thereof. In the event the purchaser Collateral Agent and applied to indebtedness of the purchaser thereof. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.4.    Intellectual Property.

(a)         Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default

(i)       The Collateral Agent may exercise its rights under Section 2.6 of the Revenue Sharing and Note Purchase Agreement;

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(ii)       Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of Grantor, Collateral Agent or otherwise, in Collateral Agent’s sole discretion, to enforce any Patents, in which event Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all documents required by Collateral Agent in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify Collateral Agent as provided in Sections 9.1 and 9.2 of the Revenue Sharing and Note Purchase Agreement in connection with the exercise of its rights under this Section, and, to the extent that Collateral Agent shall elect not to bring suit to enforce any Patents as provided in this Section, Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of Grantor’s rights in the Patents by any other Person and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

(iii)       Collateral Agent shall have the right to notify, or require Grantor to notify, any obligors with respect to amounts due or to become due to Grantor in respect of the Patents, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to Collateral Agent, and, upon such notification and at the expense of Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done;

(1)    all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be applied as per Section 7.2 of this Agreement; and

(2)     no Grantor shall adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)         If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to Collateral Agent of any rights, title and interests in and to the Patents shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of Grantor, Collateral Agent shall promptly execute and deliver to Grantor, at Grantor’s

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sole cost and expense, such assignments or other transfer as may be necessary to reassign to Grantor any and all such rights, title and interests as may have been assigned to Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by Collateral Agent; provided, after giving effect to such reassignment, Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of Collateral Agent and the Secured Parties.

SECTION 8. COLLATERAL AGENT.

Collateral Agent has been appointed to act as “Collateral Agent” hereunder by Purchasers pursuant to the Revenue Sharing and Note Purchase Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the other Purchase Documents; provided, Collateral Agent shall, after payment in full of all Obligations under the Revenue Sharing and Note Purchase Agreement and the other Purchase Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the Majority Purchasers. In furtherance of the foregoing provisions of this section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all powers, rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of Secured Parties in accordance with the terms of this section. Collateral Agent may resign, and a successor be appointed, in accordance with the Revenue Sharing and Note Purchase Agreement. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF RIGHTS UNDER INVESTMENT DOCUMENTS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations (other than contingent indemnity obligations not then asserted), be binding upon Grantor, its successors and assigns, and inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Revenue Sharing and Note Purchase Agreement, any Purchaser may assign or otherwise transfer any rights held by it under the Purchase Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Purchasers herein or otherwise. Upon the payment in full of all Secured Obligations (other than contingent indemnity obligations not then asserted), the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantor. Upon any such termination, Collateral Agent shall, at Grantor’s expense, execute and deliver to Grantor or otherwise

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authorize the filing of such release documents as Grantor shall reasonably request, including financing statement amendments to evidence such termination, in each case, such documents to be in form and substance satisfactory to Collateral Agent and without representation or warranty by, or recourse to, Collateral Agent. Upon any Disposition of property permitted by the Revenue Sharing and Note Purchase Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the Grantor (or transferee) with no further action on the part of any Person. Collateral Agent shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantor shall reasonably request, in form and substance reasonably satisfactory to Collateral Agent and without representation or warranty by, or recourse to, Collateral Agent, including financing statement amendments to evidence such release.

SECTION 10.  STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or otherwise. If Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Grantor under Section 9.1 of the Revenue Sharing and Note Purchase Agreement.

SECTION 11.  INDEMNITY

The Grantor (as “Indemnitor”) agrees to indemnify, pay and hold the Secured Parties, and the officers, directors, partners, managers, members, employees, agents, and Affiliates of the Secured Parties (collectively, the “Indemnitees”) harmless from and against any and all other liabilities, costs, expenses, obligations, losses (other than lost profit), damages, penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees) in connection with any investigative, administrative or judicial proceeding commenced or threatened (excluding claims among Indemnitees), whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement (the “Indemnified Indemnitee, in any manner relating to or arising out of this Agreement (the “Indemnified Liabilities”); provided that the Indemnitor shall not have any obligation to an Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises from the gross

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negligence or willful misconduct of that Indemnitee or any of its officers, directors, partners, managers, members, employees, agents and/or Affiliates. Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided that any failure to give such notice shall not affect the obligations of the Indemnitor. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided that the Indemnitor will not settle any such claim without (i) the appropriate Indemnitee’s prior written consent, which consent shall not be unreasonably withheld or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim and without any admission as to culpability or fault of such Indemnitee) so long as in any such event, the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee, there are one or more material defenses available to the Indemnitee which are not available to the Indemnitor; provided further, that with respect to any claim as to which the Indemnitee is controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 11 that is effected without its prior written consent, which consent shall not be unreasonably withheld. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11 may be unenforceable because it is violative of any law or public policy, the Grantor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. Notwithstanding anything to the contrary in this Agreement, no party shall be liable to the other party or any third party for any indirect, incidental, exemplary, special, punitive or consequential damages (including with respect to lost revenue, lost profits or savings or business interruption) of any kind or nature whatsoever suffered by the other party or any third party howsoever caused and regardless of the form or cause of action, even if such damages are foreseeable or such party has been advised of the possibility of such damages. The provisions of this Section 11 shall survive the termination of this Agreement.

SECTION 12. MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 9.3 of the Revenue Sharing and Note Purchase Agreement. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Purchase Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Purchase Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction,

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the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of Collateral Agent and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Collateral Agent given in accordance with the Revenue Sharing and Note Purchase Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Purchase Documents embody the entire agreement and understanding between Grantor and Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Purchase Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as a manually executed counterpart of this Agreement.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST OR THE REMEDIES HEREUNDER IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONDUCT OF THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Grantor acknowledges that Grantor has been informed by the Secured Parties that the foregoing sentence constitutes a material inducement upon which the Secured Parties have relied and will rely in entering into this Agreement. Grantor or any of the Secured Parties may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Grantors and the Secured Parties to the waiver of their rights to trial by jury.

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Each party hereto (a) irrevocably submits to the exclusive jurisdiction of any New York state court or federal court sitting in New York, New York, and any court having jurisdiction over appeals of matters heard in such courts, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof or thereof; (b) waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that they are not subject personally to the jurisdiction of such court, that their property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such court; and (c) consents to service of process in any such proceeding in any manner at the time permitted under the applicable laws of the State of New York and agree that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 9.3 of the Revenue Sharing and Note Purchase Agreement is reasonably calculated to give actual notice.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, Grantor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTOR:

ANDREA ELECTRONICS CORPORATION

By:

Title:

COLLATERAL AGENT:

AND34 FUNDING LLC

By:

Name:

Title:

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EXHIBIT A

TO SECURITY AGREEMENT

SECURITY AGREEMENT SUPPLEMENT

This SECURITY AGREEMENT SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the “Grantor”) pursuant to the Security Agreement, dated as of [mm/dd/yy] (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among [NAME OF COMPANY], the Grantor and [NAME OF COLLATERAL AGENT], as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to Collateral Agent set forth in the Security Agreement of, and does hereby grant to Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located and specifically, without limitation, grants to the Collateral Agent a security interest in all of Grantor’s right, title and interest in the Commercial Tort Claims referenced on [****]. Grantor represents and warrants to Collateral Agent and each other Secured Party that the attached Supplements1 to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Security Agreement Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

1 Supplemental schedules to be attached.

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EXHIBIT B

TO SECURITY AGREEMENT

Patent Security Agreement

  Patent Security Agreement, dated as of February 14, 2014, by ANDREA ELECTRONICS CORPORATION, a New York corporation (the “Pledgor”), in favor of AND34 FUNDING LLC, in its capacity as collateral agent pursuant to the Revenue Sharing and Note Purchase Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgor is party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Revenue Sharing and Note Purchase Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:

(a)    registered Patents and applications of the Pledgor listed on [****] of the Revenue Sharing and Note Purchase Agreement; and

(b)    all Proceeds of any and all of the foregoing.

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent pursuant to the Security Agreement, and Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interests in the Patents made and granted hereby are set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and

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any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Patent Security Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Patent Security Agreement.

[signature page follows]

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INWITNESS WHEREOF, the Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

ANDREA ELECTRONICS CORPORATION,
as Pledgor

By:
Name:
Title:

Accepted and Agreed:

AND34 FUNDING LLC,

as Collateral Agent

By:

Name:

Title:

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SCHEDULE 4.1

TO SECURITY AGREEMENT

Grantor Corporate Information

1.   Full legal name of Grantor:

a.   Andrea Electronics Corporation

2.   Names under which Grantor has carried out business (including any trade-name or fictitious business name) during 5 years preceding the Effective Date of this Agreement:

a.   Andrea Electronics Corporation

3.   Type of organization of Grantor:

a.   New York Corporation

4.   Jurisdiction of organization of Grantor:

a.   New York

5.   Organizational identification number of Grantor, if any:

a.   Tax ID: [****]

6.   Jurisdiction where the chief executive office or its sole place of business is, and for the one-year period preceding the date hereof has been, located:

a.   New York

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SCHEDULE 4.3

TO SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

[****]

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